 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-276368
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 5, 2024)
EchoStar Corporation
$150,000,000 Aggregate Principal Amount of
10.75% Senior Secured Notes due 2029
EchoStar Corporation (“EchoStar,” “we” or the “Company”) is offering an additional $150,000,000 in aggregate principal amount of its 10.75% Senior Secured Notes due 2029 (the “Additional Senior Spectrum Secured Notes”). The Additional Senior Spectrum Secured Notes being offered hereby constitute a further issuance of the $5,355,999,854 in aggregate principal amount of its 10.75% Senior Secured Notes due 2029 (the “Existing Senior Spectrum Secured Notes”) that the Company issued on November 12, 2024 under the Senior Spectrum Secured Notes Indenture (as defined below). The Additional Senior Spectrum Secured Notes will form a single series of debt securities with the Existing Senior Spectrum Secured Notes. We refer to the Additional Senior Spectrum Secured Notes and the Existing Senior Spectrum Secured Notes together as the “Senior Spectrum Secured Notes”. The Additional Senior Spectrum Secured Notes will have identical terms to the Existing Senior Spectrum Secured Notes, other than the issue date and the offering price and will be fungible with each of the Existing Senior Spectrum Secured Notes. The Additional Senior Spectrum Secured Notes will have the same CUSIP and ISIN numbers as the Existing Senior Spectrum Secured Notes.
The Additional Senior Spectrum Secured Notes will mature on November 30, 2029 and will accrue interest at a rate of 10.75% per annum. Interest on the Additional Senior Spectrum Secured Notes will be payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2025. The Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, EchoStar’s unsecured obligations and the guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the guarantees of the Additional Senior Spectrum Secured Notes will be, the obligations of only certain of EchoStar’s subsidiaries. The guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be secured equally and ratably with the EchoStar Convertible Notes (as defined herein), the EchoStar Exchange Notes (as defined herein) and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement (as defined below) by: (i) a lien on all licenses, authorizations and permits issued from time to time by the FCC for use of the AWS-3 Spectrum (the “AWS-3 Licenses”) and for the use of the AWS-4 Spectrum (the “AWS-4 Licenses” and together with the AWS-3 Licenses, the “Pledged Licenses”) (the “Spectrum Assets”) held by certain of EchoStar’s subsidiaries that, on or after November 12, 2024 (the “Initial Settlement Date”), hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”); (ii) the proceeds of any Spectrum Assets; (iii) any Replacement Collateral (as defined below in “Description of the Senior Spectrum Secured Notes”); and (iv) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with the Spectrum Assets Guarantors, the “Guarantors”) ((i), (ii) and (iii), collectively, the “Collateral”). For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own the Spectrum Assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the Senior Spectrum Secured Notes” herein) shall not constitute Collateral.
The Additional Senior Spectrum Secured Notes are being sold pursuant to a note purchase agreement (the “Note Purchase Agreement”), among us and the investors in the Additional Senior Spectrum Secured Notes, dated as of May 8, 2025.
The Additional Senior Spectrum Secured Notes will be issued under that certain indenture (the “Senior Spectrum Secured Notes Indenture”), dated as of November 12, 2024, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”). The terms of the Additional Notes will include those stated in the Senior Spectrum Secured Notes Indenture and those made part of the Senior Spectrum Secured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Additional Senior Spectrum Secured Notes will be unsecured obligations of the Company. The guarantees of the Additional Senior Spectrum Secured Notes will be secured by the collateral described below.
We do not intend to apply to list the Senior Spectrum Secured Notes on any securities exchange or for quotation on any inter-dealer quotation system.
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN.
	Per $1000 Principal Amount of Note	Total
Registered direct offering price of 10.75% Senior Secured Notes due 2029	$1,000.00	$150,000,000(1)
Proceeds to us		$150,000,000

(1)
Plus accrued interest from November 12, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is May 9, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated November 5, 2024, are part of a registration statement on Form S-3 (File No. 333-276368) that we filed with the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus supplement or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. Before making an investment decision, you should read, in addition to this prospectus supplement and the registration statement, any documents that we incorporate by reference in this prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to the “Company,” “EchoStar,” “we,” “our” and “us” refer, collectively, to EchoStar Corporation, a Nevada corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus supplement and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are all incorporated by reference herein, and in this prospectus supplement under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.
Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement. It may not contain all of the information that is important to you. To understand this offering fully, you should carefully read this prospectus supplement, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” We have included references to other portions of this prospectus supplement to direct you to a more complete description of the topics presented in this summary. This summary may not contain all of the information that you should consider before an investment decision with respect to this offering. You should carefully read the entire prospectus supplement, including the sections under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference herein.
Our Business
EchoStar is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. A substantial majority of the voting power of the shares of EchoStar is owned beneficially by Charles W. Ergen, the Chairman of our Board of Directors, and by certain entities established for the benefit of his family.
EchoStar is a global fully integrated communication and content delivery leader and provider of technology, spectrum, engineering, manufacturing, networking services, television entertainment and connectivity, offering consumer, enterprise, operator and government solutions worldwide under its EchoStar®, Boost Mobile®, Gen Mobile®, Sling TV®, DISH TV™, Hughes®, HughesNet®, HughesON™, and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia.
Our principal executive office is located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our phone number is (303) 723-1000. For further discussion on the material terms of our business, please refer to our reports and the DISH Network reports that have been filed with the Commission, and any subsequent report we file with the Commission, certain of which are incorporated herein by reference.
Spectrum Assets Description
The guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, secured by the Collateral, which consists of: (i) a lien on the Pledged Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum held by certain of EchoStar’s subsidiaries that, on or after the Initial Settlement Date, hold any Spectrum Assets; (ii) the proceeds of any Spectrum Assets; and (iii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor. For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own the Spectrum Assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the Senior Spectrum Secured Notes”) shall not constitute Collateral.
See “Description of the Senior Spectrum Secured Notes — Additional Senior Spectrum Secured Notes and Notes Guarantees,” and “Description of the Senior Spectrum Secured Notes — Security.”

SUMMARY OF TERMS OF THE SENIOR SPECTRUM SECURED NOTES
Issuer
EchoStar Corporation, a Nevada corporation.
Additional Notes Offered
$150,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2029.
The aggregate principal amount of Additional Senior Spectrum Secured Notes offered hereby constitutes a further issuance of the Existing Senior Spectrum Secured Notes and will form a single series of debt securities with the $5,355,999,854 aggregate principal amount of outstanding Existing Senior Spectrum Secured Notes. Following the completion of this offering, the aggregate principal amount of outstanding Senior Spectrum Secured Notes will be 5,505,999,854. The Additional Senior Spectrum Secured Notes will have identical terms to the Existing Senior Spectrum Secured Notes, other than the issue date and the offering price, and will be fungible with each of the Existing Senior Spectrum Secured Notes.
The Additional Senior Spectrum Secured Notes will have the same CUSIP and ISIN numbers as the Existing Senior Spectrum Secured Notes.
Maturity Date
November 30, 2029.
Interest Rate
The Additional Senior Spectrum Secured Notes will accrue interest at a rate of 10.75% per annum.
Interest Payment Date
Semi-annually on May 30 and November 30 of each year, starting on May 30, 2025.
Guarantees by Certain Subsidiaries
The Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, jointly and severally guaranteed on a senior secured basis by EchoStar’s subsidiaries that on or after the Initial Settlement Date: (i) hold any Spectrum Assets or (ii) directly own any equity interests in any Spectrum Assets Guarantor.
As of the Initial Settlement Date and as of the date hereof, (a) NorthStar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. are Spectrum Assets Guarantors (the “Initial Spectrum Assets Guarantors”) and (b) NorthStar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. are the Equity Pledge Guarantors (the “Initial Equity Pledge Guarantors” and, together with the Initial Spectrum Assets Guarantors, the “Initial Guarantors”).
For more information, see “Description of the Senior Spectrum Secured Notes — Additional Senior Spectrum Secured Notes and Notes Guarantees.”
Security
EchoStar and its subsidiaries that are not Guarantors of the Existing Senior Spectrum Secured Notes will not pledge any of its or their assets to secure the Additional Senior Spectrum Secured Notes. The guarantee of the Existing Senior Spectrum Secured Notes is, and on the following the issue date of the Additional Senior Spectrum Secured Notes, the guarantee of the Additional Senior

Spectrum Secured Notes will be, secured equally and ratably with the EchoStar Convertible Notes, EchoStar’s 6.75% Senior Secured Notes due 2030 (the “EchoStar Exchange Notes”) and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, by the Collateral; provided that the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses (as each are defined below in “Description of the Senior Spectrum Secured Notes”).
For more information, see “Description of the Senior Spectrum Secured Notes — Additional Senior Spectrum Secured Notes and Notes Guarantees” and “Description of the Senior Spectrum Secured Notes — Security.”
Ranking
The Existing Senior Spectrum Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Spectrum Secured Notes will be, the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior indebtedness, including the EchoStar Convertible Notes and the EchoStar Exchange Notes (ii) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of any collateral securing such indebtedness, (iii) senior in right of payment to any of EchoStar’s existing and future indebtedness that is expressly subordinated in right of payment to the Senior Spectrum Secured Notes and (iv) structurally subordinated to indebtedness of EchoStar’s subsidiaries which are not Guarantors.
The Additional Senior Spectrum Secured Notes will be unconditionally guaranteed by each Guarantor. The guarantees on the Additional Senior Spectrum Secured Notes will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future indebtedness secured on a junior lien basis and unsecured indebtedness; (ii) effectively equal with any existing and future senior indebtedness secured by equal priority liens on the Collateral, including the Existing Senior Spectrum Secured Notes to the extent of the value of the Collateral; (iii) pari passu in right of payment, without giving effect to collateral arrangements, with such Guarantor’s other existing and future senior indebtedness, including their guarantees of the Existing Senior Spectrum Secured Notes, the EchoStar Exchange Notes and the EchoStar Convertible Notes; and (iv) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s guarantee of the Additional Senior Spectrum Secured Notes. The Additional Senior Spectrum Secured Notes will be structurally subordinated to the liabilities of any non-Guarantor subsidiaries.
As of March 31, 2025, on a pro forma basis after giving effect to the issuance of the Additional Senior Spectrum Secured Notes offered hereby, (1) neither EchoStar nor the Guarantors would have had any indebtedness outstanding other than the Senior Spectrum Secured Notes, the EchoStar Convertible Notes, the EchoStar Exchange Notes and the guarantees thereof and (2) EchoStar’s subsidiaries other than the Guarantors would have had aggregate indebtedness of approximately $17.30 billion.
For more information, see “Description of the Senior Spectrum Secured Notes — Ranking.”
Intercreditor Agreement
On the date the Existing Senior Spectrum Secured Notes were issued, the Guarantors and the Collateral Agents and the EchoStar Exchange Notes Collateral Agent (as defined below) entered into a first lien intercreditor agreement (the “First Lien Intercreditor Agreement”), which sets forth, among other things, the relative rights of, and relationship among, the Collateral Agents and The Bank of New York Mellon Trust Company, N.A., as the collateral agent under the indenture governing the EchoStar Exchange Notes (the “EchoStar Exchange Notes Collateral Agent”) and the applicable representative of the holders under certain future indebtedness which is permitted to be secured on a first-priority basis in respect of the exercise of rights and remedies against the Collateral. The Additional Senior Spectrum Secured Notes will be governed by the terms set forth in the First Lien Intercreditor Agreement.
Optional Redemption
The Additional Senior Spectrum Secured Notes will be redeemable, in whole or in part, at any time or from time to time, at the redemption prices listed under “Description of the Senior Spectrum Secured Notes — Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption.
In addition, EchoStar may redeem the Additional Senior Spectrum Secured Notes, in whole or in part, at any time or from time to time, prior to November 30, 2026 at a redemption price equal to 100% of the principal amount of the Additional Senior Spectrum Secured Notes redeemed plus the Applicable Premium (as defined in the “Description of the Senior Spectrum Secured Notes”), together with accrued and unpaid interest, if any, to the date of redemption.
At any time and from time to time on or after November 30, 2026, EchoStar may also redeem the Additional Senior Spectrum Secured Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of Additional Senior Spectrum Secured Notes to be redeemed) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the periods indicated below:
Period	Percentage
From and including November 30, 2026 to but excluding November 30, 2027	105.3750%
From and including November 30, 2027 to but excluding November 30, 2028	102.6875%
From and including November 30, 2028 and thereafter	100.000%
For more information, see “Description of the Senior Spectrum Secured Notes — Optional Redemption.”
Mandatory Redemption
EchoStar will not be required to make mandatory redemption or sinking fund payments with respect to the Additional Senior Spectrum Secured Notes.

Covenants
There are limited covenants in the Senior Spectrum Secured Notes Indenture that restrict us from taking actions and operating our business. The Senior Spectrum Secured Notes Indenture does not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Additional Senior Spectrum Secured Notes in the event we experience significant adverse changes in our financial condition or results of operations;

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limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the Additional Senior Spectrum Secured Notes, or to engage in sale/leaseback transactions;

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restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

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restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness; or

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restrict our ability to enter into highly leveraged transactions.

The Senior Spectrum Secured Notes Indenture permits the Guarantors to incur additional indebtedness secured by the lien on the Collateral that is equal and ratable with the lien on the Collateral securing the Senior Spectrum Secured Notes.
For more details, see “Description of the Senior Spectrum Secured Notes — Certain Covenants.”
Use of Proceeds
We estimate that the net proceeds we will receive from this offering of the Additional Senior Spectrum Secured Notes will be approximately $150 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”
Material U.S. Federal Income Tax Considerations
For a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Additional Senior Spectrum Secured Notes, see “Material U.S. Federal Income Tax Considerations.”
Book-Entry Form
We expect that the Additional Senior Spectrum Secured Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such beneficial interests may be exchanged for certificated securities only in limited circumstances.
No Listing
We do not intend to apply to list the Additional Senior Spectrum Secured Notes on any securities exchange or to include them in any automated dealer quotation system. Accordingly, a liquid market for the Additional Senior Spectrum Secured Notes may never develop. See “Risk Factors — Risks Related to the Additional Senior

Spectrum Secured Notes and Collateral — An active trading market may not develop for the Additional Senior Spectrum Secured Notes.”
Indenture
The Additional Senior Spectrum Secured Notes will be issued pursuant to the Senior Spectrum Secured Notes Indenture. The rights of holders of the Additional Senior Spectrum Secured Notes, including rights with respect to default waivers and amendments, will be governed by the Senior Spectrum Secured Notes Indenture. See “Description of the Senior Spectrum Secured Notes.”
Trustee and Collateral Agent
The Bank of New York Mellon Trust Company, N.A.
Governing Law
The Senior Spectrum Secured Notes Indenture are, and the Additional Senior Spectrum Secured Notes will be, governed by the laws of the State of New York.
Denominations
EchoStar will issue the Additional Senior Spectrum Secured Notes in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Risk Factors
See “Risk Factors” and the other information included in and incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to participate in this offering.

RISK FACTORS
Before making an investment decision in this offering, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, together with the documents incorporated by reference herein or therein, the registration statement, of which this prospectus supplement forms a part, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occur, it could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. For purposes of this section, “EchoStar,” refers only to EchoStar and not to its subsidiaries and the “Group,” “we,” “our” and “us” refers to EchoStar and its subsidiaries unless the context requires otherwise.
Risks Related to the Additional Senior Spectrum Secured Notes and the Collateral
We have substantial debt outstanding and may incur additional debt.
As of March 31, 2025, our total debt, finance lease and other obligations (including current portion) outstanding, including the debt of our subsidiaries, was $26.85 billion. Our indebtedness levels could have significant consequences, including, but not limited to:
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making it more difficult to satisfy our obligations;

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increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

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requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes;

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limiting our financial and operating flexibility in responding to changing economic and competitive conditions;

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limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms or at all; and

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placing us at a disadvantage compared to our competitors that are less leveraged.

The Senior Spectrum Secured Notes Indenture and the indentures governing the EchoStar Exchange Notes and the EchoStar Convertible Notes generally do not restrict EchoStar or its subsidiaries that are not Guarantors from incurring additional indebtedness in the future. Additionally, the Senior Spectrum Secured Notes Indenture and the indentures governing the EchoStar Notes and the EchoStar Convertible Notes permit the Guarantors to incur additional indebtedness in the future in certain circumstances. If EchoStar or its subsidiaries, including the Guarantors, incur additional indebtedness in the future, the related risks could intensify.
The Additional Senior Spectrum Secured Notes will be effectively subordinated to any existing and future secured debt incurred by EchoStar, effectively subordinated to any existing and future secured debt of the Guarantors secured by assets that do not constitute Collateral, to the extent of the value of such assets, and structurally subordinated to the liabilities of EchoStar’s subsidiaries that are not Guarantors.
As of the Initial Settlement Date and as of the date hereof, EchoStar and its subsidiaries that are not Guarantors of the Additional Senior Spectrum Secured Notes have not pledged any of its or their assets to secure the Additional Senior Spectrum Secured Notes. The guarantees on the Additional Senior Spectrum Secured Notes will be secured equally and ratably with the Existing Senior Spectrum Secured Notes, the EchoStar Convertible Notes, the EchoStar Exchange Notes and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, by the Collateral. For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own such spectrum assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the Senior Spectrum Secured Notes”) shall not constitute Collateral. Therefore, the scope of the Collateral is limited. See “— The scope of the Collateral is limited, and the value of the Collateral securing the guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the Additional Senior Spectrum Secured Notes or to secure post-petition interest, fees, and expenses under the Bankruptcy Code.”
The Senior Spectrum Secured Notes Indenture do not restrict EchoStar and its subsidiaries that are not Guarantors from incurring additional indebtedness in the future, including secured indebtedness. Accordingly, the Additional Senior Spectrum Secured Notes will be (1) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness that does not constitute Collateral and pari passu in right of payment with any of EchoStar’s existing and future senior indebtedness and (2) structurally subordinated to all existing and future obligations of EchoStar’s subsidiaries that are not Guarantors (other than any other claims that EchoStar or a Guarantor has against any of EchoStar’s subsidiaries that is not a Guarantor). In the event of EchoStar’s bankruptcy, liquidation or reorganization or upon acceleration of the Additional Senior Spectrum Secured Notes, payment on the Additional Senior Spectrum Secured Notes could be less, ratably, than on any such secured indebtedness. EchoStar may not have sufficient assets remaining after payment to its secured creditors to pay amounts due on any or all of the Additional Senior Spectrum Secured Notes then outstanding. As of March 31, 2025, on a pro forma basis for the Transactions, (1) EchoStar and the Guarantors would not have had any outstanding indebtedness other than the Senior Spectrum Secured Notes, the EchoStar Convertible Notes, the EchoStar Exchange Notes and the guarantees thereof and (2) EchoStar’s subsidiaries that are not Guarantors would have had aggregate outstanding indebtedness of approximately $17.30 billion. See “Description of the Senior Spectrum Secured Notes — Certain Covenants — Incurrence of Indebtedness,” and “Description of the Senior Spectrum Secured Notes — Certain Covenants — Liens.”
The Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, EchoStar’s unsecured obligations and the guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the guarantees of the Additional Senior Spectrum Secured Notes will be, the obligations of only certain of EchoStar’s subsidiaries. Because EchoStar is a holding company, its right to participate in any distribution of assets of any of its subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of such subsidiary’s creditors, except to the extent that EchoStar may be recognized as a creditor of that subsidiary and EchoStar’s claim is not subordinated in liquidation or reorganization. Creditors of the subsidiary would be entitled to payment in full from the subsidiary’s assets before EchoStar, as a shareholder, would be entitled to receive any distribution from the subsidiary which EchoStar might apply to make payments of principal and interest on the Additional Senior Spectrum Secured Notes or other indebtedness. As a result, all current and future debt of non-Guarantor subsidiaries is and will be structurally senior to the Additional Senior Spectrum Secured Notes.
The Senior Spectrum Secured Notes Indenture permits the Guarantors to incur additional indebtedness secured by the lien on the Collateral securing the Additional Senior Spectrum Notes that is equal and ratable with the lien on the collateral securing the Additional Senior Spectrum Notes, subject to the cap on pari passu claims contained in the First Lien Intercreditor Agreement.
The Senior Spectrum Secured Notes Indenture permits the Guarantors to incur additional indebtedness secured by the lien on the collateral securing the Additional Notes that is equal and ratable with the lien on the Collateral securing the Senior Spectrum Secured Notes. If a Guarantor incurs any such indebtedness, the holders of that indebtedness would be entitled to share ratably in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up and your rights to the Collateral would be further diluted by such indebtedness secured by the Collateral. The First Lien Intercreditor Agreement contains a cap on pari passu claims (including without limitation any make-whole payment claims) at any time equal to 130% of the amount of outstanding pari passu debt incurred in compliance with the Senior Spectrum Notes Indenture and the indentures governing the EchoStar Exchange Notes and the EchoStar Convertible Notes, plus accrued and unpaid interest on such outstanding pari passu debt.
In addition, the rights of the holders of the Additional Senior Spectrum Secured Notes with respect to the Collateral that will secure the Additional Senior Spectrum Secured Notes on a first-priority basis will be, in the event we incur any Second Lien Obligations, as the case may be, subject to an intercreditor agreement among all holders of obligations secured by that Collateral on a first-priority basis and second-priority basis, including the holders of any other First Lien Obligations and Second Lien Obligations (each as defined in the “Description of the Senior Spectrum Secured Notes”) of the Guarantors. Certain actions with respect to the Collateral may be taken in a manner set forth in such intercreditor agreement.
We may be required to raise and refinance indebtedness during unfavorable market conditions.
Our business plans may require that we raise additional debt to capitalize on our business opportunities or to respond to contingencies. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates. We cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives on acceptable terms or at all.
EchoStar depends upon its subsidiaries’ earnings to make payments on its indebtedness.
EchoStar and its subsidiaries have substantial debt service requirements that make EchoStar and its subsidiaries, as applicable, vulnerable to changes in general economic conditions. Certain of EchoStar’s subsidiaries’ existing indentures restrict their ability to incur additional debt. It may therefore be difficult for EchoStar to obtain additional debt if required or desired in order to implement our business strategy.
Since EchoStar is a holding company and its operations are conducted through its subsidiaries, EchoStar’s ability to service its debt obligations may depend upon the earnings of its operating subsidiaries and their ability to distribute cash or other property to us. EchoStar’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Additional Senior Spectrum Secured Notes or to make any funds available to EchoStar for that purpose, whether by dividends, loans or other payments. EchoStar has few assets of significance other than the capital stock of its subsidiaries. Furthermore, creditors of EchoStar’s subsidiaries will have a superior claim to certain of EchoStar’s subsidiaries’ assets. In addition, EchoStar’s subsidiaries’ ability to make any payments to EchoStar will depend on, among other factors, their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.
EchoStar cannot assure you that its subsidiaries will be able to pay dividends or that its subsidiaries will be able to otherwise distribute funds to EchoStar in an amount sufficient to pay the principal of or interest on the indebtedness owed by EchoStar.
The Additional Senior Spectrum Secured Notes and the guarantees of the Additional Senior Spectrum Secured Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Additional Senior Spectrum Secured Notes being provided under this offering, the incurrence of the guarantees and/or liens on the Collateral. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws (if any such law would be deemed to apply), which may vary from state to state, the Additional Senior Spectrum Secured Notes being provided under this offering, the guarantees by EchoStar’s subsidiaries and/or liens on the Collateral could be voided as a fraudulent transfer or conveyance if (1) EchoStar or any of the Guarantors, as applicable, issued the Additional Senior Spectrum Secured Notes or incurred the guarantees or granted liens on the Collateral with the intent of hindering, delaying or defrauding creditors or (2) EchoStar or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for engaging in and providing consideration under the exchange offer, including issuing the Additional Senior Spectrum Secured Notes, incurring the guarantees and/or granting liens on the Collateral and, in the case of (2) only, one of the following is also true at the time thereof:

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EchoStar or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of this offering, the issuance of the Additional Senior Spectrum Secured Notes, the incurrence of the guarantees or the grant of the liens on the Collateral;

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this offering, the issuance of the Additional Senior Spectrum Secured Notes, the incurrence of the guarantees or the granting of liens on the Collateral left EchoStar or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business as engaged in or anticipated; or

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EchoStar or any of the Guarantors intended to, or believed that EchoStar or such Guarantor would, incur debts beyond EchoStar’s or such Guarantor’s ability to pay as they mature.

If a court were to find that this offering, the issuance of the Additional Senior Spectrum Secured Notes, the incurrence of the guarantees or the granting of liens on the Collateral were a fraudulent transfer or conveyance, the court could void the payment obligations under the Additional Senior Spectrum Secured Notes or such guarantee or the granting of liens on the Collateral or subordinate the Additional Senior Spectrum Secured Notes, such guarantee or such lien to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the Additional Senior Spectrum Secured Notes to repay any amounts received with respect to such guarantee or lien or otherwise in connection with this offering. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Additional Senior Spectrum Secured Notes. Further, the voidance of the Additional Senior Spectrum Secured Notes could result in an event of default with respect to EchoStar and its subsidiaries’ other debt that could result in acceleration of such debt.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor did not substantially benefit directly or indirectly from the transaction. In particular, if the guarantees were legally challenged, such guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration.
The measures of insolvency for purposes of fraudulent transfer or conveyance laws vary depending upon the applicable jurisdiction’s governing law, such that EchoStar cannot be certain as to the standards a court would use to determine whether or not EchoStar or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that it would determine that EchoStar or a Guarantor was indeed solvent on that date, or that the issuance of the Guarantees would not be further subordinated to EchoStar or any of its Guarantors’ other debt or whether the Additional Senior Spectrum Secured Notes, this offering and the consideration provided thereunder, the guarantees or the granting of liens to secure the secured guarantees would be avoided as a preference, fraudulent transfer, fraudulent conveyance, or otherwise. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:
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the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets; or

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

It is also possible that EchoStar or a Guarantor (as debtor-in-possession), any trustee appointed therefor, or potentially EchoStar’s or such Guarantor’s other creditors may assert (among other things) that EchoStar and the Guarantors are not receiving reasonably equivalent value or fair consideration in connection with this offering, the issuance of the Additional Senior Spectrum Secured Notes, the Guarantees, and/or the related new liens on the Collateral. Accordingly, EchoStar cannot assure you that none of this offering, the issuance of the Additional Senior Spectrum Secured Notes, a guarantee, and/or the grant or perfection of a lien on the Collateral in connection with a secured guarantee would be the subject of a future challenge as a preference, fraudulent transfer or conveyance, or on other grounds; as to what the potential outcome of any such challenge would be; or as to what the potential impact on the value of the Collateral securing any guarantee would be were any such challenge upheld by a court.

In addition, any payment or consideration provided by EchoStar pursuant to this offering, the Additional Senior Spectrum Secured Notes or by a Guarantor made at a time when EchoStar or such Guarantor is subsequently found to be insolvent could be avoided and required to be returned to EchoStar or such Guarantor or to a fund for the benefit of EchoStar’s or the Guarantors’ creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days to any non-insider party and such payment would give the holders of the Additional Senior Spectrum Secured Notes more than such holders of the Additional Senior Spectrum Secured Notes would have received in a hypothetical liquidation under Chapter 7 of title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time) (the “Bankruptcy Code”).
Finally, as a court of equity, a U.S. bankruptcy court may otherwise subordinate the claims in respect of the Additional Senior Spectrum Notes to other claims against EchoStar under the principle of equitable subordination, if the court determines that: (i) the holder of the Additional Senior Spectrum Secured Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to EchoStar’s other creditors or conferred an unfair advantage upon the holder of the Additional Senior Spectrum Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.
In addition, the Senior Spectrum Secured Notes Indenture provides that the obligations of the subsidiary guarantors under the subsidiary guarantees are limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the Senior Spectrum Secured Notes — Additional Senior Spectrum Secured Notes and Notes Guarantees.” At least one bankruptcy court has questioned the validity of such a clause in a guarantee.
Accordingly, this provision may not be effective (as a legal matter or otherwise) to protect the guarantees from being avoided under applicable fraudulent transfer or conveyance laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
The Senior Spectrum Secured Notes Indenture contains limited restrictions on our ability to take actions and operate its business and only provides limited protection against actions we may take that could adversely impact your investment in the Additional Senior Spectrum Secured Notes.
There are limited covenants in the Senior Spectrum Secured Notes Indenture that restrict us from taking actions and operating our business. While the Senior Spectrum Secured Notes Indenture contains terms intended to provide protection to the holders of the Additional Senior Spectrum Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Additional Senior Spectrum Notes.
The Senior Spectrum Secured Notes Indenture does not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Additional Senior Spectrum Secured Notes in the event we experience significant adverse changes in our financial condition or results of operations;

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limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the Additional Senior Spectrum Secured Notes, or to engage in sale/leaseback transactions;

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restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

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restrict our ability to make investments or make other payments in respect of our other indebtedness; or

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restrict our ability to enter into highly leveraged transactions.

EchoStar’s ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the Senior Spectrum Secured Notes Indenture, including repurchasing indebtedness or capital stock or paying dividends, could have the effect of diminishing our ability to make payments on the Additional Senior Spectrum Secured Notes when due.

EchoStar may be unable to repay or repurchase the Additional Senior Spectrum Secured Notes upon a change of control.
There is no sinking fund with respect to the Additional Senior Spectrum Secured Notes, and the entire outstanding principal amount of the Additional Senior Spectrum Secured Notes will become due and payable on their respective maturity dates. If EchoStar experiences a Change of Control Event, as defined in the Senior Spectrum Secured Notes Indenture governing the Additional Senior Spectrum Secured Notes, EchoStar will be required to, subject to certain exceptions, make an offer to each holder of Additional Senior Spectrum Secured Notes to repurchase all or a portion of such holder’s Additional Senior Spectrum Secured Notes prior to maturity. See “Description of the Senior Spectrum Secured Notes — Change of Control Offer.” EchoStar may not have sufficient funds or be able to arrange for additional financing to repay the Additional Senior Spectrum Secured Notes at maturity or to repurchase Additional Senior Spectrum Secured Notes following a change of control.
Any adverse rating of the Additional Senior Spectrum Secured Notes or the condition of financial markets or prevailing interest rates may cause the trading price of the Additional Senior Spectrum Notes to fall.
If any rating service were to lower its rating on the Senior Spectrum Secured Notes below the rating currently assigned to such Senior Spectrum Secured Notes or otherwise announces its intention to put the Senior Spectrum Secured Notes on credit watch, the trading price of the Additional Senior Spectrum Secured Notes could decline. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Additional Senior Spectrum Secured Notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Additional Senior Spectrum Secured Notes and market interest rates increase, the market value of your Additional Senior Spectrum Secured Notes may decline. We cannot predict the future level of market interest rates.
The scope of the Collateral is limited, and the value of the Collateral securing the guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the Additional Senior Spectrum Secured Notes or to secure post-petition interest, fees, and expenses under the Bankruptcy Code.
Subject to the security documents and certain exceptions, the guarantees of the Existing Senior Secured Spectrum Notes, the EchoStar Convertible Notes and the EchoStar Exchange Notes are, and the guarantees of the Additional Senior Spectrum Secured Notes will be, secured by the Collateral (including the Spectrum Assets) which is limited in scope.
The value of the Collateral and the amount received upon a sale of Collateral will depend upon many factors, including among others, the ability to sell the Collateral in an orderly sales market and economic conditions, the availability of buyers and similar factors. Furthermore, the value of the Collateral could be subject to fluctuations based on factors that include, but are not limited to, demand for technologies that rely on the Spectrum Assets and development of different or better technology that could render such spectrum less desirable, general economic conditions, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and availability of buyers and other factors. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the Collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation.
As a result, liquidating the Collateral securing the guarantees of the Existing Senior Secured Spectrum Notes, the EchoStar Convertible Notes, the EchoStar Exchange Notes and the Additional Senior Spectrum Secured Notes may not produce proceeds in an amount sufficient to pay any amounts due on such notes and any additional secured obligations, including the Additional Senior Spectrum Secured Notes.
Furthermore, our wireless spectrum licenses, including the licenses constituting Collateral for the Additional Senior Spectrum Secured Notes may be subject to renewal or revocation by the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency (the “FCC”). In particular, FCC licenses constituting Spectrum Assets may be revoked without any compensation from the FCC for failure to comply with FCC build-out requirements and/or renewal requirements in a given license area. There can be no assurances that such wireless spectrum licenses will be renewed or not revoked, and therefore no assurances that such wireless spectrum licenses that constitute the Collateral would be available to holders to satisfy any amounts due on the Additional Senior Spectrum Secured Notes. See “— The wireless spectrum licenses constituting Collateral depend on FCC licenses that can expire or be revoked or modified.”
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, we, as debtor-in-possession, any bankruptcy trustee, if one is appointed, or competing creditors could possibly assert that the fair market value of the Collateral on the date of the bankruptcy filing or any relevant date was less than the then-current principal amount of the Additional Senior Spectrum Secured Notes and any additional secured obligations. If a bankruptcy court determines that the guarantees of the Additional Senior Spectrum Secured Notes are under-collateralized, a claim in the bankruptcy proceeding with respect to an Additional Senior Spectrum Secured Note would be bifurcated between a secured claim and an unsecured, “deficiency” claim, such that the holders of the Additional Senior Spectrum Secured Notes would not be entitled to any post-petition interest, fees and expenses under the Bankruptcy Code and the unsecured claim would not be entitled to the benefits of security in the Collateral and would not receive adequate protection under the Bankruptcy Code. See “— The Bankruptcy Code may significantly impair holders of the Additional Senior Spectrum Secured Notes’ ability to realize value from the Collateral.”
In addition, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against EchoStar or the Guarantors, noteholders may be entitled to post-petition interest, fees and expenses under the Bankruptcy Code if the value of their security interest in the Collateral is greater than their pre-bankruptcy claim (after taking into account all other obligations secured thereby on a pari passu or senior basis). Furthermore, if any payments of post-petition interest were made prior to or at the time of a finding of under-collateralization, such payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the guarantees of the Additional Senior Spectrum Secured Notes and any additional secured obligations.
We cannot assure you that the value of the Collateral or the amount of gross proceeds that would be received upon a sale or liquidation of the Collateral would be sufficient to pay all or any of the amounts due on the Additional Senior Spectrum Secured Notes. The Senior Spectrum Secured Notes Indenture also permits the Guarantors to create additional liens on the Collateral under specified circumstances, some of which liens may be pari passu with the liens securing the Additional Senior Spectrum Secured Notes. Any obligations secured by such liens may further dilute the Collateral and limit the recovery from the realization of the Collateral available to satisfy holders of the Additional Senior Spectrum Secured Notes.
The Additional Senior Spectrum Secured Notes may become subject to a partial or total mandatory special redemption, in which case you may not realize the value of your investment.
If following the Initial Settlement Date, the FCC licenses that form a part of the Collateral accounting for up to 10% of the aggregate number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License (“MHz-POPs”) of all the FCC licenses constituting the Collateral are forfeited to the FCC as a result of our failure to meet our buildout milestones, we will be required to obtain a Forfeiture Appraisal (as defined in the “Description of the Senior Spectrum Secured Notes”) and demonstrate that the LTV Ratio as of the date of the Forfeiture Appraisal does not exceed 0.375 to 1.00. If the LTV Ratio as of the date of the Forfeiture Appraisal is greater than 0.375 to 1.00, then within 60 days, we shall add additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) cash or additional Collateral to secure the Additional Senior Spectrum Secured Notes to comply with the required LTV Ratio of 0.375 to 1.00. In such case, the pledge and perfection of the assets of such additional Spectrum Assets Guarantors are subject to risk of being avoided as a preference under the Bankruptcy Code (in which case holders of the Additional Senior Spectrum Secured Notes could lose the benefit of any such subsequently pledged and/or perfected collateral). See “— Any future note guarantees or additional liens on Collateral provided after the Additional Senior Spectrum Secured Notes are issued could also be avoided by a trustee in bankruptcy.”
There is also no assurance that we will be able to join such additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) such cash or assets within such period of time. If we fail to add such additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) such cash or assets, we will be required to redeem an amount of Additional Senior Spectrum Secured Notes such that immediately after giving effect to such redemption, the LTV Ratio shall not be greater than 0.375 to 1.00 at a redemption price equal to 102% of their principal amount, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to but excluding the redemption date.
In the event we are required to redeem all or a portion of the Additional Senior Spectrum Secured Notes, you would not be entitled to future interest payments on the Additional Senior Spectrum Secured Notes redeemed, and you therefore may not realize the value of the investment you intended and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. You will have no right to opt out of the special mandatory redemption provisions. See “Description of the Senior Spectrum Secured Notes — Special Mandatory Redemption,” and “Description of the Senior Spectrum Secured Notes — Certain Covenants — Collateral Appraisal.”
The wireless spectrum licenses constituting Collateral depend on FCC licenses that can expire or be revoked or modified.
The wireless spectrum licenses constituting the Collateral for the Additional Senior Spectrum Secured Notes are subject to renewal or revocation by the FCC. Wireless spectrum licenses are subject to regulation by the FCC and, depending on the jurisdiction, other federal, state and local, as well as international, governmental authorities and regulatory agencies, including, among other things, regulations governing the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to, among others, how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands. The FCC grants wireless licenses for terms of generally 10-12 years that are subject to renewal or revocation.
Failure to comply with FCC build-out requirements in a given license area may result in acceleration of other build-out requirements or in the modification, cancellation, or non-renewal of licenses. There can be no assurances that such wireless spectrum licenses will be renewed or not revoked, and therefore no assurances that such wireless spectrum licenses that constitute the Collateral would be available to holders to satisfy any amounts due on the Additional Senior Spectrum Secured Notes.
The Collateral consists primarily of certain wireless spectrum licenses, and may be limited to the extent that the applicable Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act in which case the Collateral would be limited only to the proceeds of such wireless spectrum licenses.
The Collateral consists primarily of certain wireless spectrum licenses held by the Spectrum Assets Guarantors and the equity interests of such Spectrum Assets Guarantors. Courts have held that under the Communications Act of 1934 (the “Communications Act”), a holder of wireless spectrum licenses may not create a valid security interest in favor of its creditors directly in such licenses themselves. Instead, a holder of wireless spectrum licenses may be limited to pledging a security interest in favor of its creditors only in rights against third parties incident to the wireless spectrum licenses, the economic value of each wireless spectrum license and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the wireless spectrum licenses.
The Senior Spectrum Secured Indenture and the related security documents require only that the Spectrum Assets Guarantors pledge to the maximum extent permitted by law, all rights of such Spectrum Assets Guarantor against third parties in each case, in, under or relating to its wireless spectrum licenses held by such Spectrum Assets Guarantor and the proceeds of such wireless spectrum licenses, subject to the terms of the security documents, provided that such security interest will not include at any time any wireless spectrum licenses to the extent (but only to the extent) that at such time the applicable Collateral Agent party to such security document may not validly possess a security interest therein pursuant to the Communications Act, and the regulations promulgated thereunder, as in effect at such time. The security documents provide that such security interest does include, to the maximum extent permitted by law, all rights against third parties incident to such wireless spectrum licenses, subject to the terms of the security documents, the economic value of each such licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such wireless spectrum licenses.

In the event that it is determined that a Spectrum Assets Guarantor has not, pursuant to the security documents, created a valid security interest in favor of either Collateral Agent and the secured parties represented thereby, directly in its wireless spectrum licenses constituting Collateral, such Collateral Agent may be able to recover amounts due under the Additional Senior Spectrum Secured Notes only against the proceeds of such wireless spectrum licenses.
The ability of the Collateral Agents to foreclose on certain of the Collateral securing the Additional Senior Spectrum Secured Notes may be limited by U.S. law.
The Collateral consists of certain wireless spectrum licenses held by the Spectrum Assets Guarantors and certain equity interests in such Spectrum Assets Guarantors. The ability to foreclose on, or to exercise certain rights or remedies with respect to, such Collateral may require prior approval from the FCC and/or other governmental authorities. In particular, the Collateral Agents will not be permitted to exercise rights with respect to such Collateral to the extent it would result, directly or indirectly, in an assignment or change of control of any such Collateral (whether as a matter of law or fact). Equity and voting rights in such Collateral, and control over such Collateral, must remain with EchoStar or the Guarantors even after an event of default until the FCC gives its consent to the exercise of security holder rights by a purchaser at a public or private sale of such Collateral or to the exercise of such rights by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law. There is no assurance that any such required FCC approval can be obtained on a timely basis or at all. This requirement may limit the number of potential purchasers for the Collateral in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents, prior approval of the FCC and related filings, be limited. In addition, applicable foreign ownership restrictions could prevent non-United States citizens from foreclosing on certain of the Collateral securing the Additional Senior Spectrum Secured Notes.
There are circumstances other than repayment or discharge of the Additional Senior Spectrum Secured Notes under which the Collateral securing the Additional Senior Spectrum Secured Notes will be released, without your consent or the consent of either Collateral Agent, or such Collateral may be sold, and there is no requirement that such Collateral will be replaced.
Under various circumstances, the Collateral securing the Additional Senior Spectrum Secured Notes will be released upon satisfaction of certain conditions set forth in the Senior Spectrum Secured Notes Indenture, including: (a) payment in full of the Additional Senior Spectrum Secured Notes or, in the case of the Additional Senior Spectrum Secured Notes, legal defeasance or covenant defeasance; (b) upon a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the Senior Spectrum Secured Notes Indenture to a person other than specified joint ventures, as expressly permitted by the Senior Spectrum Secured Notes Indenture; (c) with respect to Collateral held by a Guarantor, upon the release of the Guarantor from its guarantee in accordance with the Senior Spectrum Secured Notes Indenture; and (d) if and to the extent required by the First Lien Intercreditor Agreement or any other intercreditor agreement. See “Description of the Senior Spectrum Secured Notes — Security — Release of Collateral.”
Further, the Senior Spectrum Secured Notes Indenture permits EchoStar and the Guarantors to transfer, distribute, sell, convey, lease, assign or otherwise dispose of the Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents (as defined in the “Description of the Senior Spectrum Secured Notes”), provided that the LTV Ratio (as defined in “Description of the Senior Spectrum Secured Notes”), on a pro forma basis, is not greater than 0.375 to 1.00; provided that the Appraised Value (as defined in the “Description of the Senior Spectrum Secured Notes”) of the Collateral sold, leased, transferred or otherwise disposed of does not exceed $9.5 billion in the aggregate. In the event of such transfer, distribution, sale, conveyance, lease, assignment or disposition, there is no requirement that we or the Guarantors replace such Collateral. Thus, there can be no assurance that the long term value of the Collateral will not decrease as a result of such a disposition. See “Description of the Senior Spectrum Secured Notes — Certain Covenants — Restricted Payments.”
The rights of holders of the Additional Senior Spectrum Secured Notes in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral and other issues generally associated with the realization of security interests in the Collateral.
Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Guarantors will have limited obligations to perfect the security interest of the holders of the Additional Senior Spectrum Secured Notes in specified Collateral. Moreover, if additional subsidiaries are formed or acquired and become Guarantors under the Senior Spectrum Secured Notes Indenture, additional financing statements would be required to be filed to perfect the security interest in the assets of such Guarantors and, depending on the type of the assets constituting after-acquired collateral, additional action may be required to perfect the security interest in such assets. EchoStar cannot assure you that the Collateral Agents will monitor the future acquisition of property and rights that constitute Collateral. The Collateral Agents for the Additional Senior Spectrum Secured Notes have no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest and the liens on all Collateral from time to time owned by the Guarantors may not be perfected if EchoStar or the applicable Guarantor has not taken the actions necessary to perfect any of such liens. Moreover, to the extent any security interest in the Collateral that will secure the Additional Senior Spectrum Secured Notes cannot be perfected on or prior to the Initial Settlement Date, we will be required to perfect such security interest within 45 days following the Initial Settlement Date. We cannot assure you that we will be able to perfect any such security interests, which would reduce the amount of collateral that will secure the Additional Senior Spectrum Secured Notes. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the guarantees on the Additional Senior Spectrum Secured Notes against third parties. In addition, even if the Collateral Agents do properly perfect liens on Collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy case under certain circumstances. See “— Any future note guarantees or additional liens on Collateral provided after the Additional Senior Spectrum Secured Notes are issued could also be avoided by a trustee in bankruptcy.”
The security interest of the Collateral Agents will be subject to practical challenges generally associated with the realization of security interests in the Collateral. For example, the Collateral Agents may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. EchoStar cannot assure you that the Collateral Agents will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the Collateral Agents may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.
The Senior Spectrum Secured Notes Indenture and the security documents will not require us to take a number of actions that might improve the perfection or priority of the liens of the Collateral Agent for the benefit of the holders of the Additional Senior Spectrum Secured Notes. As a result of these limitations, the security interest of the Collateral Agent for the benefit of the applicable holders of the Additional Senior Spectrum Secured Notes in a portion of the Collateral may not be perfected or enforceable (or may be subject to other liens) under applicable law.
In England and Wales, your rights in the Collateral may be adversely affected by the delay in or failure to grant or perfect security interests in the Collateral.
In the case of the laws of England and Wales, where the security is registerable, provided that such security is registered, then the ranking of security interests granted by security providers incorporated in England and Wales is, subject to certain exceptions, determined by the date on which they were created. Accordingly, a security interest created on a later date over the same Collateral which has been duly registered will take priority over an earlier created security interest which has not been registered within the appropriate timeframe. The ranking of certain other security interests is determined by the date of registration or, as applicable, the date of notice. If the relevant security interests are not perfected, the holder of the security interest may have difficulty enforcing such holder’s rights in the Collateral with regard to third parties (including other creditors who claim a security interest in the same Collateral). On a related note, since the ranking of pledges is determined by the date on which they became enforceable against third parties, a security interest created on a later date over the same Collateral, but which came into force for third parties earlier (by way of registration in the appropriate register or by notification) has priority.

Any future note guarantees or additional liens on Collateral provided after the Additional Senior Spectrum Secured Notes are issued could also be avoided by a trustee in bankruptcy.
The Senior Spectrum Secured Notes Indenture provides that if a Guarantor transfers or causes to be transfer Collateral to EchoStar’s subsidiaries that are not Guarantors so that such subsidiary (i) owns any Collateral or (ii) directly owns any equity interests in any Spectrum Assets Guarantor, such subsidiary will guarantee the Additional Senior Spectrum Secured Notes and secure the guarantees thereof with liens on the applicable assets or equity interests. Not all of EchoStar’s subsidiaries will, currently or in the future, guarantee the Additional Senior Spectrum Secured Notes. The Senior Spectrum Secured Notes Indenture also requires EchoStar and the Guarantors to grant liens on certain assets that are acquired after the issuance of the Additional Senior Spectrum Secured Notes. See “Description of the Senior Spectrum Secured Notes — Certain Covenants — Additional Guarantees and Collateral,” and “Description of the Senior Spectrum Secured Notes — Certain Covenants — After-Acquired Collateral and Future Assurances.” Any future guarantee of the Additional Senior Spectrum Secured Notes or additional lien in favor of the Collateral Agents for the benefit of the holders of the Additional Senior Spectrum Secured Notes might be avoidable by the grantor (as debtor-in-possession), by a trustee in bankruptcy, if one were to be appointed, or by other third parties (including other creditors) if certain events or circumstances exist or occur. For instance, if the entity granting the future note guarantee or additional lien were insolvent at the time of the grant, and if such grant were made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the note guarantee or lien is an “insider” under the Bankruptcy Code), and the granting of the future note guarantee or additional lien enabled the applicable holders of the Additional Senior Spectrum Secured Notes to receive more than they would if the grantor were liquidated under Chapter 7 of the Bankruptcy Code, then such note guarantee or lien could be avoided as a preferential transfer.
The Bankruptcy Code may significantly impair holders of the Additional Senior Spectrum Secured Notes’ ability to realize value from the Collateral.
The right of the Collateral Agents to repossess and dispose of the Collateral securing the guarantees of the Additional Senior Spectrum Secured Notes upon the occurrence of an event of default under the Senior Spectrum Secured Notes Indenture or any instrument governing future indebtedness is likely to be significantly impaired (or at a minimum delayed) by the Bankruptcy Code if bankruptcy proceedings were to be commenced by or against EchoStar or any Guarantor prior to or possibly even after such Collateral Agent has repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy proceeding, or from disposing of security repossessed from such debtor, without the prior approval of the bankruptcy court, which may not be given or could be materially delayed. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use the Collateral, and the proceeds, products, rents or profits of the Collateral, even after the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the Collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy proceeding. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the broad discretionary powers of a bankruptcy court, we cannot predict, among other things: (1) whether or when payments on the Additional Senior Spectrum Secured Notes could be made following the commencement of a bankruptcy proceeding (including the length of the delay in making any such payments), (2) whether or when the Collateral Agents could or would repossess or dispose of the Collateral, (3) the value of the Collateral as of the commencement of a bankruptcy case or at any point thereafter, or (4) whether or to what extent the noteholders would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection” or otherwise. Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Additional Senior Spectrum Secured Notes (and any other obligations secured thereby on a pari passu or senior basis), the noteholders would have “undersecured claims.” The U.S. Bankruptcy Code does not permit the payment or accrual of interest, costs and attorneys’ fees or expenses during the debtor’s bankruptcy proceeding to creditors holding “undersecured claims”.
Even though the holders of the Additional Senior Spectrum Secured Notes will benefit from a first-priority lien on the Collateral, under the terms of the First Lien Intercreditor Agreement, the holders of the Additional Senior Spectrum Secured Notes and the Collateral Agent represented thereby may not control all actions with respect to the Collateral.
The rights of the holders of the Additional Senior Spectrum Secured Notes with respect to the Collateral will be subject to the First Lien Intercreditor Agreement among the Collateral Agents and any representative of the holders of future pari passu obligations. Under the First Lien Intercreditor Agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral and to control such proceedings, will be at the direction of the “Controlling Collateral Agent” which is the collateral agent for the obligations secured by first-priority liens on the Collateral that constitutes the largest outstanding aggregate principal amount of any then outstanding obligations. On the date the Additional Senior Spectrum Secured Notes are issued, the Collateral Agent is expected to be the Controlling Collateral Agent.
If at any time the obligations secured by first-priority liens on the Collateral constitutes the largest outstanding aggregate principal amount, the “Controlling Collateral Agent” shall then be the collateral agent. If we issue additional indebtedness that is equal in priority to the lien securing the Additional Senior Spectrum Secured Notes in the future in a principal amount that is greater than the principal amount of the Additional Senior Spectrum Secured Notes, then the collateral agent for such additional indebtedness would become the “Controlling Agent”. Accordingly, the Collateral Agent mays never have the right to control remedies and take other actions with respect to the Collateral.
Actions that may be taken with respect to the Collateral, without the consent of the holders of the Additional Senior Spectrum Secured Notes include, without limitation, certain matters in insolvency and bankruptcy proceedings, the ability to cause the commencement of enforcement proceedings against such Collateral, to control such proceedings and to approve amendments to or releases of such Collateral from the lien of the secured parties, and waive past defaults under the documents relating to such Collateral. Furthermore, the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral will apply the proceeds of any sale, collection or other liquidation of the Collateral in the manner set forth in the First Lien Intercreditor Agreement.
In addition, to the extent that liens, rights and easements granted to third parties constitute senior or pari passu or subordinate liens on the Collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the Collateral and the ability of the Collateral Agent to realize or foreclose on such Collateral.
Furthermore, in certain insolvency and bankruptcy proceedings, the Trustees and the holders of the Additional Senior Spectrum Secured Notes may have no right following the filing of a bankruptcy petition to object to, among other things, any debtor-in-possession financing, the use of Collateral to secure that financing, or to our use of cash collateral during a bankruptcy if the requisite percentage of authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral has consented to it, subject to conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and the holders of the Additional Senior Spectrum Secured Notes would be unable to raise an objection.
The Collateral that will secure the Additional Senior Spectrum Secured Notes and Guarantees on a first-priority basis also will be subject to exceptions, defects, encumbrances, liens and other imperfections that are permitted liens under the Senior Spectrum Secured Notes Indenture. The holders of the Additional Senior Spectrum Secured Notes have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the Collateral that will secure the Additional Senior Spectrum Secured Notes, as well as the ability of the Collateral Agents to realize or foreclose on such Collateral for the benefit of the holders of Additional Senior Spectrum Secured Notes.

The imposition of certain permitted liens could materially adversely affect the value of the Collateral.
The Collateral securing the Additional Senior Spectrum Secured Notes may also be subject to liens permitted under the terms of the Indenture, whether arising on or after the date the Additional Senior Spectrum Secured Notes are issued. In particular, we may incur additional liens on the Collateral and such liens may be pari passu with the liens securing the Additional Senior Spectrum Secured Notes. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the Additional Senior Spectrum Secured Notes as well as the ability of the Collateral Agents to realize or foreclose on such Collateral.
EchoStar and the Guarantors will in most cases have control over the Collateral, and the sale of particular assets by EchoStar or the Guarantors could reduce the pool of assets securing the Additional Senior Spectrum Secured Notes.
The security documents relating to the Additional Senior Spectrum Secured Notes generally allow EchoStar and the Guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the Collateral securing the Additional Senior Spectrum Secured Notes. To the extent we sell any assets that constitute such Collateral, the proceeds from such sale will be subject to the liens securing the Additional Senior Spectrum Secured Notes and the guarantees only to the extent such proceeds would otherwise constitute Collateral under the security documents. Such proceeds may also be subject to the security interests of certain creditors other than the holders of the Additional Senior Spectrum Secured Notes, some of which may be senior or prior to the liens held by the holders of the Additional Senior Spectrum Secured Notes or may have a lien in those assets that is pari passu with the lien of the holders of the Additional Senior Spectrum Secured Notes. To the extent the proceeds from any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the Additional Senior Spectrum Secured Notes and the guarantees would be reduced, and the Additional Senior Spectrum Secured Notes and the guarantees thereof would not be secured by such proceeds. However, we may not control all actions with respect to the Collateral and the Senior Spectrum Secured Notes Indenture may not control the Collateral. See “— Even though the holders of the Additional Senior Spectrum Secured Notes will benefit from a first-priority lien on the Collateral, under the terms of the First Lien Intercreditor Agreement, the holders of the Additional Senior Spectrum Secured Notes and the Collateral Agent represented thereby may not control all actions with respect to the Collateral.”
Lien searches may not reveal all liens on the Collateral.
The lien searches on the Collateral, once completed, could reveal a prior lien or multiple prior liens on the Collateral and these prior liens may prevent or inhibit the Collateral Agents from foreclosing on the liens that will secure the Additional Senior Spectrum Secured Notes and may impair the value of the Collateral. Lien searches will be run on the Collateral in the United States (but not any other applicable jurisdictions) and we cannot guarantee that lien searches on the Collateral that will secure the Additional Senior Spectrum Secured Notes and the guarantees thereof will reveal any and all existing liens on such Collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the Additional Senior Spectrum Secured Notes and guarantees thereof and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the Collateral.
An active trading market may not develop for the Additional Senior Spectrum Secured Notes.
A liquid market for the Additional Senior Spectrum Secured Notes may not develop or be maintained. There can be no assurances as to the ability of the holders to sell the Additional Senior Spectrum Secured Notes or the price at which the holders would be able to sell the Additional Senior Spectrum Secured Notes. If such a market were to exist, the Additional Senior Spectrum Secured Notes could trade at prices that may be higher or lower than the principal amount or repurchase price of the Additional Senior Spectrum Secured Notes, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. In addition, the trading price of the Additional Senior Spectrum Secured Notes may fluctuate, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The Additional Senior Spectrum Secured Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
As discussed elsewhere in this prospectus supplement, the Additional Senior Spectrum Secured Notes will be jointly and severally guaranteed on a senior secured basis by EchoStar’s Subsidiaries that on or after the Initial Settlement Date: (1) hold any Spectrum Assets or (2) directly own any Equity Interests in any Spectrum Assets Guarantor.
The accompanying summarized financial information has been prepared and presented pursuant to Rule 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered,” Rule 13-01 of Regulation S-X and “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities.” As of the Initial Settlement Date, (a) NorthStar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. are the Initial Spectrum Assets Guarantors and (b) NorthStar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. are the Initial Equity Pledge Guarantors.
The following presents the summarized financial information on a combined basis for EchoStar, the Initial Spectrum Assets Guarantors and the Initial Equity Pledge Guarantors, which are collectively referred to as the “obligated group.”
Each Initial Spectrum Assets Guarantor and Initial Equity Pledge Guarantor is consolidated by EchoStar Corporation as of March 31, 2025 and December 31, 2024.
Each entity in the summarized combined financial information follows the same accounting policies as described in the condensed consolidated financial statements. Information for the non-Guarantor subsidiaries has been excluded from the combined summarized financial information of the obligated group. The accompanying summarized combined financial information does not reflect investments of the obligated group in non-Guarantor subsidiaries. The financial information of the obligated group is presented on a combined basis and is derived from EchoStar’s condensed consolidated financial statements; intercompany balances and transactions within the obligated group have been eliminated. The obligated group’s amounts due to non-Guarantor subsidiaries and related parties have been presented in separate line items.
The following table contains summarized financial information of the obligated group as of:
(in millions)	December 31, 2024	March 31, 2025
Total current assets	$6,234,658	$5,433,393
Total noncurrent assets	$17,397,691	$17,581,060
Total current liabilities	$411,704	$554,849
Total noncurrent liabilities	$9,254,862	$9,211,205
Due from non-Guarantors	$1,470,067	$1,571,764
The following table contains summarized financial information of the obligated group:
(in millions)	Three months ended March 31, 2025	Twelve months ended December 31, 2024
Total revenues	$164	$60,894
Operating income	$(3,823)	$49,284
Net income (loss)	$(55,417)	$(26,015)

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $150 million, after deducting estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF THE SENIOR SPECTRUM SECURED NOTES
You can find the definitions of certain of the capitalized terms used in this description under the subheading “— Certain Definitions.” In this description, the term the “Company” refers only to EchoStar Corporation and any and all successors thereto.
The Additional Senior Spectrum Secured Notes will be issued under the Senior Spectrum Secured Notes Indenture, dated as of November 12, 2024, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A, as Trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”). The terms of the Additional Senior Spectrum Secured Notes include those stated in the Senior Spectrum Secured Notes Indenture and those made part of the Senior Spectrum Secured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, EchoStar’s unsecured obligations. The guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the guarantees of the Additional Senior Spectrum Secured Notes will be, the obligations of only certain of EchoStar’s subsidiaries. The guarantees of the Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, secured by the collateral described below under the caption “— Security.” The Additional Senior Spectrum Secured Notes will have identical terms to the Existing Senior Spectrum Secured Notes, other than the issue date and the offering price and will be fungible with each of the Existing Senior Spectrum Secured Notes. The Additional Senior Spectrum Secured Notes will have the same CUSIP and ISIN numbers as the Existing Senior Spectrum Secured Notes.
The following description is a summary of the material provisions of the Senior Spectrum Secured Notes Indenture, the Additional Senior Spectrum Secured Notes and the Security Documents. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of those agreements. We urge you to read those agreements because they, and not this description, define your rights as a Holder. We have filed a copy of the Senior Spectrum Secured Notes Indenture as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
The registered holder of an Additional Senior Spectrum Secured Note (a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Senior Spectrum Secured Notes Indenture.
Principal, Maturity and Interest
The Company will issue the Additional Senior Spectrum Secured Notes on the issue date pursuant to the Senior Spectrum Secured Notes Indenture. The Company may further issue additional Senior Spectrum Secured Notes under the Senior Spectrum Secured Notes Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Incurrence of Indebtedness” and “— Certain Covenants —  Liens.”
The Existing Senior Spectrum Secured Notes are, and the Additional Senior Spectrum Secured Notes offered hereby and any further Senior Spectrum Secured Notes subsequently issued under the Senior Spectrum Secured Notes Indenture will be, secured equally and ratably by a first-priority Lien on the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement and will be treated as a single class for all purposes under the Senior Spectrum Secured Notes Indenture and the Security Documents, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any additional Senior Spectrum Secured Notes are not fungible with the Existing Senior Spectrum Secured Notes and the Additional Senior Spectrum Secured Notes issued hereby for U.S. federal income tax purposes in the reasonable judgment of the Company, those additional Senior Spectrum Secured Notes will be issued with a separate CUSIP, ISIN code or common code, as applicable, from the Existing Senior Spectrum Secured Notes and the Additional Senior Spectrum Secured Notes issued hereby.
The Additional Senior Spectrum Secured Notes will mature on November 30, 2029.

Interest on the Additional Senior Spectrum Secured Notes will accrue at a rate of 10.75% per annum and will be payable in cash and semiannually in arrears on May 30 and November 30 of each year, commencing May 30, 2025, or if any such day is not a Business Day on the next succeeding Business Day, to Holders of record on the immediately preceding May 15 and November 15, respectively.
Interest on the Additional Senior Spectrum Secured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.
The Additional Senior Spectrum Secured Notes will be issued in registered, global form, in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Principal, interest and premium, if any, on the Additional Senior Spectrum Secured Notes will be payable at the Company’s office or agency maintained for such purpose or, at the Company’s option, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders thereof. Until otherwise designated by us, the Company’s office or agency will be the office of the Trustee maintained for such purpose.
Additional Senior Spectrum Secured Notes and Notes Guarantees
The Existing Senior Spectrum Secured Notes are, and on and following the issue date of the Additional Senior Spectrum Secured Notes, the Additional Senior Spectrum Secured Notes will be, jointly and severally guaranteed on a senior secured basis by the Company’s Subsidiaries that on or after the Issue Date: (1) hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) or (2) directly own any Equity Interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with each Spectrum Assets Guarantor, the “Guarantors”). As of the Issue Date and as of the date hereof, (a) NorthStar Wireless L.L.C., SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. are Spectrum Assets Guarantors (the “Initial Spectrum Assets Guarantors”) and (b) NorthStar Spectrum L.L.C., SNR Wireless Holdco, L.L.C., DBSD Services Limited and Gamma Acquisition Holdco, L.L.C. are the Equity Pledge Guarantors (the “Initial Equity Pledge Guarantors”).
The Company will not pledge any of its assets to secure the Additional Senior Spectrum Secured Notes.
The obligations of each Guarantor under its Notes Guarantee will be limited as necessary to prevent such Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks Related to the Additional Senior Spectrum Secured Notes and the Collateral — The Additional Senior Spectrum Secured Notes and the guarantees of the Additional Senior Spectrum Secured Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.”
A Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate stating that one of the following has occurred, and an opinion of counsel that all conditions to such release and discharge under the terms of the Senior Spectrum Secured Notes Indenture have been satisfied:
(1)
with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or the provision set forth under the caption “Merger, Consolidation or Sale of Assets”, as applicable;

(2)
upon payment in full of the Senior Spectrum Secured Notes together with accrued and unpaid interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the Senior Spectrum Secured Notes Documents;

(3)
upon Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Senior Spectrum Secured Notes Indenture as set forth under the caption “— Satisfaction and Discharge”; or

(4)
with the consent of Holders of the requisite aggregate principal amount of the EchoStar Exchange Notes as set forth under the caption “— Amendment, Supplement and Waiver.”

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.
Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (1) shall not be permitted while any Default or Event of Default has occurred and is continuing.
Ranking
The Existing Senior Spectrum Secured Notes are, and the Additional Senior Spectrum Secured Notes will be:
•
general unsecured obligations of the Company;

•
pari passu in right of payment, without giving effect to collateral arrangements, with the Company’s other existing and future senior Indebtedness, including the EchoStar Exchange Notes and the EchoStar Convertible Notes;

•
effectively subordinated to the Company’s existing and future secured Indebtedness to the extent of the value of any collateral securing such Indebtedness;

•
senior in right of payment to any of the Company’s existing and future Indebtedness that is expressly subordinated in right of payment to the Senior Spectrum Secured Notes;

•
unconditionally guaranteed by each Guarantor; and

•
structurally subordinated to the indebtedness of the Company’s Subsidiaries which are not Guarantors.

The Notes Guarantee of each Spectrum Assets Guarantor is:
•
a general secured obligation of such Spectrum Assets Guarantor;

•
secured equally and ratably with the EchoStar Convertible Notes and the EchoStar Exchange Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Spectrum Assets Guarantor, to such Spectrum Assets Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment with such Spectrum Assets Guarantor’s other existing and future senior Indebtedness, including their guarantees of the EchoStar Exchange Notes and the EchoStar Convertible Notes; and

•
senior in right of payment to any of such Spectrum Assets Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Spectrum Assets Guarantor’s Notes Guarantee.

The Notes Guarantee of each Equity Pledge Guarantor are:
•
a general secured obligation of such Equity Pledge Guarantor;

•
secured equally and ratably with the EchoStar Convertible Notes and the EchoStar Exchange Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Equity Pledge Guarantor, to such Equity Pledge Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment, without giving effect to collateral arrangements, with such Equity Pledge Guarantor’s other existing and future senior Indebtedness, including their guarantees of the EchoStar Exchange Notes and the EchoStar Convertible Notes; and

•
senior in right of payment to any of such Equity Pledge Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Equity Pledge Guarantor’s Notes Guarantee.

The Senior Spectrum Secured Notes Indenture permits the Guarantors to incur certain Indebtedness in the future, including Indebtedness that may be equally and ratably secured by a first-priority Lien on the Collateral. In addition, the Senior Spectrum Secured Notes Indenture does not prohibit the Company from incurring Indebtedness in the future, including secured Indebtedness, and will not prohibit the Company’s Subsidiaries that are not Guarantors from incurring additional Indebtedness in the future. See “Risk Factors — Risks Related to the Additional Senior Spectrum Secured Notes and the Collateral — We have substantial debt outstanding and may incur additional debt” and “Risk Factors — Risks Related to the Additional Senior Spectrum Secured Notes and the Collateral — The Senior Spectrum Secured Notes Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the Additional Senior Spectrum Secured Notes.”
Security
(1) The Notes Guarantee of each Spectrum Assets Guarantor is secured equally and ratably on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the EchoStar Exchange Notes, the EchoStar Convertible Notes and any other First Lien Obligations of such Spectrum Assets Guarantor, with all other First Lien Obligations of such Spectrum Assets Guarantor, by a Lien, to the extent permitted by law, on the Spectrum Assets and any proceeds thereof, subject to certain exceptions, and (2) the Notes Guarantee of each Equity Pledge Guarantor are secured equally and ratably on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the EchoStar Exchange Notes, the EchoStar Convertible Notes and any other First Lien Obligations of such Equity Pledge Guarantor, with all other First Lien Obligations of such Equity Pledge Guarantor, by a Lien, to the extent permitted by law, on any Equity Interest held by such Equity Pledge Guarantor in any Spectrum Assets Guarantor, and any proceeds thereof, subject to certain exceptions; provided that unless otherwise pledged by the Guarantors in accordance with the terms of the Senior Spectrum Secured Notes Indenture, the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses.
The Existing Senior Spectrum Secured Notes are, and the Additional Senior Spectrum Secured Notes will also be, secured by first-priority security interests over the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement. The First Lien Intercreditor Agreement sets forth the terms of the relationship among the Senior Spectrum Secured Notes and any other First Lien Obligations incurred after the Issue Date.
As of the Issue Date and as of the date hereof, (a) the only material assets of the Initial Spectrum Assets Guarantors were Spectrum Assets and (b) the only material assets of the Initial Equity Pledge Guarantors were Equity Interests in the Initial Spectrum Assets Guarantors.
The Collateral was pledged pursuant to the Equity Pledge Agreement, the Security Agreement and any other grants or transfers for security executed and delivered to the Collateral Agent creating a Lien in favor of the Collateral Agent from time to time for the benefit of the Trustee and the Holders.
By their acceptance of the Additional Senior Spectrum Secured Notes, Holders will be deemed to have (i) authorized and instructed the Collateral Agent to enter into the applicable Intercreditor Agreement on behalf of the Trustee and the Holders to the extent permitted by the Senior Spectrum Secured Notes Indenture, and the other Security Documents, and (ii) agreed to be bound thereby the execution thereof by the Collateral Agent and (iii) authorized and instructed the Collateral Agent to enter into any such applicable Intercreditor Agreement.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interest pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Security Documents, generally require any Equity Interest constituting Collateral be delivered to the Collateral Agent (or its bailee under the First Lien Intercreditor Agreement and solely to the extent any such Equity Interest is certificated) subject to certain exceptions agreed to in the Security Documents. Except as set forth under “— Collateral Appraisal” below, the Security Documents do not require any Person to obtain control agreements on deposit accounts, securities accounts or collateral accounts in favor of the Collateral Agent or to deliver landlord lien waivers, estoppels or collateral access letters and, except to the extent a security interest can be perfected by filing a UCC-1, the Security Documents do not require any pledge of any assets specifically requiring perfection through control, control agreements or other control arrangements (other than delivery of certificated Equity Interest to the extent required above and the taking of such actions required under “— Collateral Appraisal” below). Notwithstanding anything to the contrary in the Security Documents, no Guarantor shall be required to perfect the security interests granted pursuant to such Security Documents by any means other than by (i) delivery of possessory Collateral (together with instruments of transfer or assignment in blank) to the Collateral Agent (or its bailee) (to the extent required under the Security Documents), (ii) filings pursuant to the applicable Uniform Commercial Code of the relevant jurisdiction and, solely with respect to any Guarantor organized under the laws of any non-U.S. jurisdiction, any other filings to the extent required by applicable law and (iii) actions required under “— Collateral Appraisal” below. Except as set forth in the immediately preceding sentence, no additional actions shall be required under the Security Documents with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets. Moreover, the Security Documents will not contain any requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.
Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):
(1)
all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interests included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable law, shall have the sole right to exercise such voting and other consensual rights in accordance with the written direction from the Required Holders (it being understood that, until receipt by the Collateral Agent of such written direction, it shall have no obligation to exercise, and shall incur no liability for not exercising, such voting or other consensual rights); and

(2)
the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

The Security Documents provide that, if an Event of Default has occurred and is continuing, the Collateral Agent is only be permitted, subject to applicable law and to any Intercreditor Agreement, to exercise remedies and sell the Collateral at the direction of the Authorized Representative of the First Lien Obligations that constitute the largest outstanding aggregate principal amount of any then outstanding First Lien Obligations with respect to the Collateral.
The Security Documents include limitations on the Collateral Agent taking actions with respect to the Spectrum Assets to the extent prior FCC approval is required pursuant to communications law and include other similar limitations, including requiring that, without first obtaining the approval of the FCC, no actions will be taken that would constitute or result in any assignment of a Spectrum Asset or any change of control of any Guarantor if such assignment or change of control would require the approval of the FCC under applicable law (including FCC rules and regulations).
Release of Collateral
The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate that one of the following has occurred, and an opinion of counsel that all conditions to such release under the terms of the Senior Spectrum Secured Notes Indenture have been satisfied:
(1)
in whole, upon:

(a)
payment in full of the Senior Spectrum Secured Notes together with accrued and unpaid interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the Senior Spectrum Secured Notes Documents; or

(b)
Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Senior Spectrum Secured Notes Indenture as set forth under the caption “— Satisfaction and Discharge”;

(2)
with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of the Senior Spectrum Secured Notes Indenture;

(3)
as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case in a transaction that at the time of such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or “— Merger, Consolidation or Sale of Assets”, as applicable;

(4)
in whole or in part, with the consent of Holders of the requisite aggregate principal amount of Senior Spectrum Secured Notes set forth under the caption “— Amendment, Supplement and Waiver”; or

(5)
if and to the extent required by any Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the Trustee and Collateral Agent to release Collateral shall be accompanied by an opinion of counsel and officer’s certificate stating that such release complies with the Senior Spectrum Secured Notes Indenture and the Security Documents.
The Company will comply with TIA § 314(a)(1).
To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable with respect to the released Collateral.
Transfer and Exchange
A Holder may transfer or exchange Additional Senior Spectrum Secured Notes in accordance with the provisions of the Senior Spectrum Secured Notes Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Additional Senior Spectrum Secured Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of Additional Senior Spectrum Secured Notes to be redeemed.

Purchase and Cancellation
The Company will cause all Additional Senior Spectrum Secured Notes surrendered for payment, repurchase (including as described below, but excluding Additional Senior Spectrum Secured Notes repurchased pursuant to cash-settled swaps or other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the Senior Spectrum Secured Notes Indenture upon their payment, repurchase, redemption, registration of transfer or exchange or conversion. All Additional Senior Spectrum Secured Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No Additional Senior Spectrum Secured Notes shall be authenticated in exchange for any Additional Senior Spectrum Secured Notes cancelled, except as provided in the Senior Spectrum Secured Notes Indenture.
The Company and its Subsidiaries may, to the extent permitted by law, directly or indirectly (regardless of whether such Additional Senior Spectrum Secured Notes are surrendered to us), repurchase Additional Senior Spectrum Secured Notes in the open market or otherwise, whether by us or our subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the prior written notice to or consent of the Holders.
Optional Redemption
Except as described in this section, and in the final paragraph set forth under the caption “— Change of Control Offer”, the Senior Spectrum Secured Notes are not redeemable at the Company’s option prior to maturity. The Company may concurrently redeem Senior Spectrum Secured Notes under more than one of the following provisions and may redeem Senior Spectrum Secured Notes under one or more of the following provisions pursuant to a single notice of redemption, and any such notice may provide for redemptions under different provisions with different redemption dates.
Optional Redemption prior to November 30, 2026
At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem all or part of the Senior Spectrum Secured Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.
Optional Redemption on or after November 30, 2026
At any time and from time to time on or after November 30, 2026, the Company may redeem the Senior Spectrum Secured Notes, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of Senior Spectrum Secured Notes to be redeemed) set forth below, together with accrued and unpaid interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:
Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	105.3750%
From and including November 30, 2027 but excluding November 30, 2028	102.6875%
From and including November 30, 2028 and thereafter	100.000%
Optional Redemption upon Asset Sales
Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to clause (b) of the second paragraph of the covenant as described under “— Asset Sales” to redeem Senior Spectrum Secured Notes, in whole or in part, at the relevant redemption price as described under “— Asset Sales”, plus accrued and unpaid interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Senior Spectrum Secured Notes or portions thereof called for redemption on the applicable redemption date.
Any redemption pursuant to this covenant shall be made pursuant to the provisions of Section 3.01 to Section 3.06 of the Senior Spectrum Secured Notes Indenture.
In the case of any partial redemption, unless otherwise required by law or, with respect to Global Notes, by the procedures of the Depositary, the Senior Spectrum Secured Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated Senior Spectrum Secured Notes (other than Global Notes) will be selected by the Trustee by lot.
Collateral Appraisal
The Company obtained an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and delivered that Initial Appraisal to the Trustee within 60 days of the Issue Date.
If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and, therefore, the foregoing First Certificate cannot be delivered, then within 60 days of receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the Senior Spectrum Secured Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, which provides, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the Senior Spectrum Secured Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.
To the extent the Company does not deliver either (i) the First Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of the Forfeiture Date or (ii) if on the basis of the Forfeiture Appraisal, the LTV Ratio exceeds 0.375 to 1.00, the Second Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of receipt by the Company of the Forfeiture Appraisal, as applicable (such failure a “Special Partial Mandatory Redemption Event”), the Company shall promptly (but in no event later than five (5) Business Days following such Special Partial Mandatory Redemption Event) notify the Holders and the Trustee (such date of notification to the Holders and the Trustee, the “Redemption Notice Date”) in writing of such event and the principal amount of the Senior Spectrum Secured Notes are to be redeemed on the 10th day following the Redemption Notice Date (such date the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of the Senior Spectrum Secured Notes Indenture. For the avoidance of doubt, failure to deliver the First Certificate shall not constitute a Special Partial Mandatory Redemption Event if the Company delivers the Second Certificate within the required time frames.

Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; nor will either the Trustee or Collateral Agent have any knowledge of whether or when a Special Partial Mandatory Redemption Event has occurred, and shall have no responsibility for making any such determinations. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.
Special Partial Mandatory Redemption
If a Special Partial Mandatory Redemption Event occurs, the Senior Spectrum Secured Notes will be redeemed in an amount (taking into consideration equivalent provisions under the EchoStar Convertible Notes Indenture and the EchoStar Exchange Notes Indenture), as shall be determined by the Company and set forth in the notice delivered to the Trustee pursuant to “— Collateral Appraisal” and in the notice of redemption to be delivered to the Holders pursuant to such Section, such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the Senior Spectrum Secured Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Spectrum Secured Notes to be redeemed to, but not including, the Special Mandatory Redemption Date. The Trustee shall have no obligation to determine whether the amount of the Senior Spectrum Secured Notes to be redeemed in connection with a Special Partial Mandatory Redemption Event complies with the requirements of this covenant.
In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by law or, with respect to Global Notes, by the procedures of the Depositary, the Senior Spectrum Secured Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated Senior Spectrum Secured Notes (other than Global Notes) will be selected by the Trustee by lot.
Other than as explicitly set forth in this covenant, the provisions of Article III of the Senior Spectrum Secured Notes Indenture related to redemption of Senior Spectrum Secured Notes, including deposit of redemption price and relevant notices, shall apply mutatis mutandis to a mandatory redemption of the Senior Spectrum Secured Notes in accordance with this covenant.
Selection and Notice
If less than all of the Senior Spectrum Secured Notes are to be redeemed at any time, such Senior Spectrum Secured Notes to be redeemed shall be selected by DTC in accordance with its applicable procedures; provided that no Senior Spectrum Secured Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of a redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Spectrum Secured Notes or the satisfaction and discharge of the Senior Spectrum Secured Notes Indenture. If any Senior Spectrum Secured Note is to be redeemed in part only, the notice of redemption that relates to such Senior Spectrum Secured New Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Spectrum Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Spectrum Secured Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on Senior Spectrum Secured Notes or portions thereof called for redemption.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.
Change of Control Offer
Upon the occurrence of a Change of Control Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of such Holder’s Senior Spectrum Secured Notes at a purchase price equal to 101% of the aggregate principal amount repurchased, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Event, the Company will give a notice to each Holder stating:
(1)
that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Offer”;

(2)
the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)
that any Senior Spectrum Secured Notes not tendered will continue to accrue interest in accordance with the terms of the Senior Spectrum Secured Notes Indenture;

(4)
that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Spectrum Secured Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)
that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of Senior Spectrum Secured Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Senior Spectrum Secured Notes purchased;

(6)
that Holders whose Senior Spectrum Secured Notes are being purchased only in part will be issued additional Senior Spectrum Secured Notes equal in principal amount to the unpurchased portion of the Senior Spectrum Secured Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1.00 in excess thereof; and

(7)
any other information the Company determines to be material to such Holder’s decision to tender Senior Spectrum Secured Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Spectrum Secured Notes required in the event of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Senior Spectrum Secured Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Senior Spectrum Secured Notes Indenture by virtue of such compliance.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)
accept for payment all Senior Spectrum Secured Notes or portions of Senior Spectrum Secured Notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Senior Spectrum Secured Notes or portions of Senior Spectrum Secured Notes properly tendered; and

(3)
deliver, or cause to be delivered, to the Trustee the Senior Spectrum Secured Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Senior Spectrum Secured Notes or portions of Senior Spectrum Secured Notes purchased by the Company pursuant to the Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The Company will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Spectrum Secured Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Spectrum Secured Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Senior Spectrum Secured Notes has been given pursuant to the Senior Spectrum Secured Notes Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
Except as described above with respect to a Change of Control Event, the Senior Spectrum Secured Notes Indenture will not contain any provisions that would permit the Holders of any of the Senior Spectrum Secured Notes to require that the Company repurchase or redeem any Senior Spectrum Secured Notes in the event of a takeover, recapitalization or similar transaction.
In the event that Holders of at least 90.0% of the aggregate principal amount of the outstanding Senior Spectrum Secured Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the Senior Spectrum Secured Notes validly tendered (and not withdrawn) by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Senior Spectrum Secured Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Senior Spectrum Secured Notes that remain outstanding, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
Asset Sales
No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (including through the sale by the Company or its Subsidiaries of the Equity Interests of any Guarantor) (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:
(1)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets) and; provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint

Venture; provided, further that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this caption “— Asset Sales”;
(2)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Senior Spectrum Secured Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;

(3)
a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)
any Permitted Asset Swap.

Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:
(a)
so long as any aggregate principal amount of the Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem Senior Spectrum Secured Notes; provided that the Company shall redeem Senior Spectrum Secured Notes in the following order:

(1)
first, up to $1.5 billion in aggregate principal amount of the Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the Senior Spectrum Secured Notes Indenture,

(2)
second, up to $500 million in aggregate principal amount of the Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the Senior Spectrum Secured Notes Indenture; and

(3)
third, Senior Spectrum Secured Notes at a redemption price not to exceed (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make-whole premium that would be payable pursuant to the make-whole optional redemption provisions under “— Optional Redemption” or (B) thereafter, the then-applicable redemption price specified in the table under “— Optional Redemption”; or

(b)
apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem EchoStar Exchange Notes pursuant to the provisions set forth in Section 3.07(c) of the Senior Spectrum Exchange Notes Indenture; or

(c)
any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above may be used for any purpose not prohibited by the Senior Spectrum Secured Notes Indenture, subject to the other covenants contained in the Senior Spectrum Secured Notes Indenture.
Certain Covenants
Restricted Payments
None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly:
(a)
(i) declare or pay any dividend or make any distribution of Collateral to any Person other than a

Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor; provided that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary executes and delivers a supplemental indenture to the Senior Spectrum Secured Notes Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Senior Spectrum Secured Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Senior Spectrum Secured Notes, in each case pursuant to “Certain Covenants — Additional Guarantee and Collateral”; or
(b)
use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.
The foregoing provisions do not prohibit:
(a)
the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this section “Restricted Payments”;

(b)
making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)
repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

(d)
making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100.0 million per calendar year.

Incurrence of Indebtedness
None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:
(1)
Indebtedness represented by (i) the Senior Spectrum Secured Notes issued on the Issue Date, the Notes Guarantees thereof, the Senior Spectrum Secured Notes Indenture and the Security Documents, (ii) the EchoStar Exchange Notes and the EchoStar Convertible Notes, in each case, issued on the Issue Date; (iii) the EchoStar Convertible Notes issued as PIK Notes (as defined in the EchoStar Convertible Notes Indenture), (iv) the EchoStar Exchange Notes issued as PIK Notes (as defined in the EchoStar Exchange Notes Indenture) and, in each case, related guarantees;

(2)
First Lien Indebtedness (other than the Senior Spectrum Secured Notes, EchoStar Convertible Notes and EchoStar Exchange Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal” and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of Senior Spectrum Secured Notes, EchoStar Convertible Notes or the EchoStar Exchange Notes, issued under the Senior Spectrum Secured Notes Indenture, the EchoStar Convertible Notes Indenture and the EchoStar Exchange Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;
(3)
Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00, (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal”; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; (d) Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the Senior Spectrum Secured Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for any scheduled repayment, mandatory repayment or redemption (other than in connection with a change of control offer) so long as any Senior Spectrum Secured Notes remain outstanding; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the Senior Spectrum Secured Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)
Indebtedness between and among the Guarantors; provided that any such intercompany debt shall be pledged on a first lien basis in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders and the Collateral Agent); and

(5)
the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this covenant and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.
The principal amount of any Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Liens
No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with the covenant set forth under the caption “— Incurrence of Indebtedness.”
Additional Guarantees and Collateral
If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the Additional Senior Spectrum Secured Notes pursuant to the provisions of the Senior Spectrum Secured Notes Indenture or the Security Documents) to another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then:
(1)
if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to the Senior Spectrum Secured Notes Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Additional Senior Spectrum Secured Notes on the terms set forth in the Senior Spectrum Secured Notes Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)
with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the Senior Spectrum Secured Notes Indenture or the Security Documents), in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

Merger, Consolidation or Sale of Assets
None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by the Senior Spectrum Secured Notes Indenture, (ii) Collateral that is or has been released from the Lien securing the Senior Spectrum Secured Notes pursuant to the provisions of the Senior Spectrum Secured Notes Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, assigned, transferred, conveyed or otherwise disposed of)) unless:
(1)
the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes and the Security Documents pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
the Company (with respect to such Guarantor) or, with respect to the Company, the person surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have delivered to the Trustee an opinion of counsel and officers’ certificate in connection therewith each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture and other agreements comply with the applicable provisions of the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes and the Security Documents.

Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor (other than another Guarantor or a Spectrum Joint Venture); provided that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (x) shall be made at no less than the Appraised Value of such Collateral for cash and (y) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth in “— Asset Sales” hereof.
Transactions with Affiliates
Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:
(a)
such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

(b)
if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (ii) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, the Company or such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee an officer’s certificate, upon which the Trustee shall be permitted to conclusively rely, together with a copy of the applicable a resolution of the Company’s or such Guarantor’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
(a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)
transactions that do not violate the provisions of the Senior Spectrum Secured Notes Indenture set forth under the caption “— Restricted Payments”;

(3)
any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)
any transaction in connection with a Spectrum Joint Venture that is not prohibited by clause (1) or clause (2) of the first paragraph of the covenants set forth under the heading “— Asset Sales”;

(6)
so long as it complies with clause (a) of the first paragraph of this covenant, and the covenant set forth under the heading “— Asset Sales,” transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)
overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)
allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)
so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)
arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)
transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority of Disinterested Directors or a special committee thereof consisting solely of Disinterested Directors;

(12)
amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)
transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s board of directors consisting solely of members of the Company’s board of directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Limitation on transactions with DDBS or HSSC
The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to, transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Initial Issue Date.
Limitation on Activities of Guarantors
Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.
Limitation on Dividends and other Payment Restrictions affecting Guarantors.
Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:
(1)
pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;

(2)
make loans or advances to the Company or any Guarantors; or

(3)
transfer any of its properties or assets to the Company or any Guarantor; except for such encumbrances or restrictions existing under or by reason of:

(a)
existing agreements as in effect on the Issue Date;

(b)
applicable law or regulation;

(c)
by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(d)
the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the EchoStar Convertible Notes, the Senior Spectrum Convertible Notes Indenture, the EchoStar Exchange Notes or the EchoStar Exchange Notes Indenture;

(e)
any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Senior Spectrum Secured Notes Indenture; or

(f)
any instrument governing Indebtedness permitted to be incurred under the terms of the Senior Spectrum Secured Notes Indenture to the extent any applicable restrictions are no more restrictive, taken as a whole, than such restrictions contained in the Senior Spectrum Secured Notes Indenture.

After-Acquired Collateral and Future Assurances
The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the Senior Spectrum Secured Notes Indenture and/or the Security Documents), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under the Senior Spectrum Secured Notes Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.
Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the Senior Spectrum Secured Notes Indenture and the Security Documents.
Reports
In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any Senior Spectrum Secured Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.
Any delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Events of Default
Each of the following shall constitute an event of default (each, an “Event of Default”):
(1)
default for 30 days in the payment when due of interest on the Senior Spectrum Secured Notes;

(2)
default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the Senior Spectrum Secured Notes;

(3)
failure by the Company or any of the Guarantors, as applicable, to comply with the provisions described under “— Change of Control Offer,” “— Certain Covenants — Asset Sales,” “— Certain Covenants — Spectrum Collateral Appraisal”, “— Certain Covenants — Transactions with Affiliates” or “— Special Partial Mandatory Redemption”;

(4)
failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness”, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Senior Spectrum Secured Notes Indenture;

(5)
failure by the Company or any of the Guarantors, as applicable, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Spectrum Secured Notes then outstanding to comply with any of the other agreements in the Senior Spectrum Secured Notes Indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(a)
is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);
(7)
failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)
any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(9)
the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(10)
other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant

Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary, and, in each case of the foregoing clauses (i) through (iii), the order or decree remains unstayed and in effect for 60 consecutive days;
(11)
in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the Senior Spectrum Secured Notes Indenture and the applicable Security Documents or by reason of the termination of the Senior Spectrum Secured Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to the Senior Spectrum Secured Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Spectrum Secured Notes; and

(12)
FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in clause (9) or (10) above, all outstanding Senior Spectrum Secured Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the Senior Spectrum Secured Notes may declare all the Senior Spectrum Secured Notes to be due and payable immediately.
However, notwithstanding the foregoing, a Default under clause (4), (5), (6), (7) or (11) described above, will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Senior Spectrum Secured Notes notify the Company of the Default and, with respect to clause (4), (5), (6), (7) or (11) such Default is not cured within the time specified in clause (4), (5), (6), (7) or (11) described above after receipt of such notice.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Spectrum Secured Notes issued under the Senior Spectrum Secured Notes Indenture may direct the Trustee in its exercise of any trust or power.
Subject to the provisions of the Senior Spectrum Secured Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Spectrum Secured Notes Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. No Holder may pursue any remedy with respect to the Senior Spectrum Secured Notes Indenture or the Senior Spectrum Secured Notes unless:
(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in aggregate principal amount of the then outstanding Senior Spectrum Secured Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
Holders of a majority in aggregate principal amount of the then outstanding Senior Spectrum Secured Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount of the then outstanding of the Senior Spectrum Secured Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Senior Spectrum Secured Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Spectrum Secured Notes Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Senior Spectrum Secured Notes.
The Company is required to deliver to the Trustee, in its capacity as trustee of the Senior Spectrum Secured Notes Indenture, annually a statement regarding compliance with the Senior Spectrum Secured Notes Indenture, and the Company is required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
If the Senior Spectrum Secured Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the Senior Spectrum Secured Notes by operation of law), the amount that shall then be due and payable shall be equal to:
A.
(i)100% of the principal amount of the Senior Spectrum Secured Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, or (ii) the applicable redemption price in effect on the date of such acceleration, as applicable, plus
B.
accrued and unpaid interest to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the Senior Spectrum Secured Notes so accelerated.
Notwithstanding the generality of the foregoing, if the Senior Spectrum Secured Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the Senior Spectrum Secured Notes by operation of law), the Applicable Premium or the amount by which the applicable redemption price exceeds the principal amount of the Senior Spectrum Secured Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the Senior Spectrum Secured Notes shall also be due and payable as though the Senior Spectrum Secured Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the Senior Spectrum Secured Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Applicable Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the Senior Spectrum Secured Notes and interest shall accrue on the full principal amount of the Senior Spectrum Secured Notes (including the Applicable Premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Senior Spectrum Secured Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Senior Spectrum Secured Notes or the Senior Spectrum Secured Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Senior Spectrum Secured Notes.

No Personal Liability of Directors, Owners, Employees, Incorporator and Stockholders
No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the Notes Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Spectrum Secured Note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the Senior Spectrum Secured Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Company may, at its option and at any time, elect to have all obligations discharged with respect to the Senior Spectrum Secured Notes and all obligations of the Guarantors discharged with respect to their Notes Guarantees (“Legal Defeasance”), except for:
(1)
the rights of Holders of outstanding Senior Spectrum Secured Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Senior Spectrum Secured Notes when such payments are due from the trust referred to below;

(2)
the Company’s obligations with respect to the Senior Spectrum Secured Notes concerning issuing temporary Senior Spectrum Secured Notes, registration of Senior Spectrum Secured Notes, mutilated, destroyed, lost or stolen Senior Spectrum Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Senior Spectrum Secured Notes Indenture.

In addition, the Company may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Senior Spectrum Secured Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Spectrum Secured Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Senior Spectrum Secured Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to the Senior Spectrum Secured Notes:
(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable United States Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal, premium, if any, and interest on the outstanding Senior Spectrum Secured Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the IRS a ruling or (b) since the date of the Senior Spectrum Secured Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(3)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Spectrum Secured Notes Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)
the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(6)
the Company shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Senior Spectrum Secured Notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two paragraphs, the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the Notes Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Senior Spectrum Secured Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Spectrum Secured Notes), and except as provided in the next two paragraphs, any existing Default or Event of Default or compliance with any provision of the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the Senior Spectrum Secured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Spectrum Secured Notes).
Without the consent of each Holder affected, however, an amendment, supplement or waiver may not:
(1)
reduce the aggregate principal amount of Senior Spectrum Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any Senior Spectrum Secured Note or reduce the premium payable upon the redemption of any Senior Spectrum Secured Note;

(3)
reduce the rate of or change the time for payment of interest on any Senior Spectrum Secured Note;

(4)
waive a Default or Event of Default in the payment of principal or premium, if any, or interest on the Senior Spectrum Secured Notes (except a rescission of acceleration of the Senior Spectrum Secured Notes by the Holders of a majority in aggregate principal amount of the Senior Spectrum Secured Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)
make any Senior Spectrum Secured Note payable in money other than that stated in such Senior Spectrum Secured New Note;

(6)
make any change in the provisions of the Senior Spectrum Secured Notes Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the Senior Spectrum Secured Notes;

(7)
waive a redemption payment or mandatory redemption with respect to any Senior Spectrum Secured Note;

(8)
release any Guarantor from any of its obligations under its Notes Guarantee or the Senior Spectrum Secured Notes Indenture, except as set forth under the caption “— Notes Guarantees”;

(9)
subordinate, or have the effect of subordinating, the obligations under the Senior Spectrum Secured Notes to any other Indebtedness (including to other obligations under the Senior Spectrum Secured Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the Senior Spectrum Secured Notes to Liens securing any other Indebtedness; or

(10)
make any change to clauses (1) through (9) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the Senior Spectrum Secured Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the Senior Spectrum Secured Notes Indenture and the Security Documents, (ii) make any changes in the provisions under “— Lien”, (iii) make any changes in the provisions under “— Incurrence of Indebtedness”, or (iv) make any changes in the provisions under or related to “— Limitation on transactions with DDBS or HSSC”.
Notwithstanding the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the Notes Guarantees or the Security Documents without the consent of any Holder:
(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated Senior Spectrum Secured Notes in addition to or in place of certificated Senior Spectrum Secured Notes;

(3)
to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Spectrum Secured Notes Indenture under the TIA;

(6)
to conform the text of the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the Notes Guarantees or the Security Documents to any provision of this “Description of the Senior Spectrum Secured Notes” to the extent that such provision in this “Description of the Senior Spectrum Secured Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)
to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)
to allow any Guarantor to execute a supplemental indenture;

(9)
to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the Senior Spectrum Secured Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)
to release Notes Guarantees or any Collateral when permitted or required by the terms of the Senior Spectrum Secured Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)
to evidence and provide for the acceptance and appointment under the Senior Spectrum Secured Notes Indenture of successor trustees pursuant to the requirements thereof; or

(12)
to secure any Notes Obligations under the Security Documents.

Satisfaction and Discharge
The Senior Spectrum Secured Notes Indenture and the rights of the Trustee and the Holders under the Security Documents will be discharged and will cease to be of further effect as to all Senior Spectrum Secured Notes issued thereunder, when:
(1)
either:

(a)
all such Senior Spectrum Secured Notes that have been authenticated, except lost, stolen or destroyed, Senior Spectrum Secured Notes that have been replaced or paid and Senior Spectrum Secured Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)
all such Senior Spectrum Secured Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Senior Spectrum Secured Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the Senior Spectrum Secured Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)
the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to the Senior Spectrum Secured Notes under the Senior Spectrum Secured Notes Indenture; and

(4)
the Company has delivered irrevocable written instructions to the Trustee under the Senior Spectrum Secured Notes Indenture to apply the deposited money toward the payment of the Senior Spectrum Secured Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Company or any Guarantor, the Senior Spectrum Secured Notes Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
The Holders of a majority in principal amount of the then outstanding Senior Spectrum Secured Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Spectrum Secured Notes Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs.
Governing Law
The Senior Spectrum Secured Notes Indenture provides that it and the Additional Senior Spectrum Secured Notes and the Notes Guarantees, and any claim, controversy or dispute arising under or related to the Senior Spectrum Secured Notes Indenture or the Additional Senior Spectrum Secured Notes, will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof) and may be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in the City of New York. The Senior Spectrum Secured Notes Indenture provides that the Company and the Trustee, and each Holder by its acceptance thereof, will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the Additional Senior Spectrum Secured Notes or any transaction contemplated thereby.
Certain Definitions
Set forth below are certain defined terms used in the Senior Spectrum Secured Notes Indenture. Reference is made to the Senior Spectrum Secured Notes Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“700 MHz Licenses” means any FCC 700 MHz spectrum license held by the Company or any of the Company’s subsidiaries.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means the greater of (A) 1.0% of the principal amount of the Senior Spectrum Secured Notes and (B) on any redemption date, the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of the Senior Spectrum Secured Notes at November 30, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “— Optional Redemption on or after November 30, 2026” (excluding accrued but unpaid interest, if any)), plus (ii) all required interest payments due on the Senior Spectrum Secured Notes to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of the Senior Spectrum Secured Notes. In each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.
“Applicable Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 30, 2026; provided, however, that if the period from the redemption date to November 30, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in the Senior Spectrum Secured Notes Indenture, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.
The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the Holders of a majority in the aggregate principal amount of the Senior Spectrum Secured Notes (the “Required Holders”), on the one hand, and the Company, on the other, shall each appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Values of the Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or the Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of the Senior Spectrum Secured Notes Indenture. By acceptance of their Senior Spectrum Secured Notes under the Senior Spectrum Secured Notes Indenture, the holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.
“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.
“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.
“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.
“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.
“Board of Directors” means:
(a)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“CBRS Licenses” means any FCC CBRS wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“Change of Control” means: (a) any transaction or series of related transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Voting Stock of the Company, measured by voting power rather than the number of shares or more than 50% of the economic interests represented by the outstanding Capital Stock of the Company; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EchoStar and its Subsidiaries, taken as a whole, to any person; or (c) the establishment of one or more holding companies for the purpose of owning, directly or indirectly, a majority or more of the Capital Stock of the Company either by voting power or economic interest.
“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.
“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document, (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document, and (5) any assets on which a Guarantor is required to grant a Lien pursuant to the covenant described under “Certain Covenants — Incurrence of Indebtedness”, “Certain Covenants —  Additional Guarantees and Collateral” or “Collateral Appraisal,” and any proceeds of the foregoing.
“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount, after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its subsidiaries.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.
“EchoStar Convertible Notes” means the 3.875% Senior Secured Convertible Notes due 2030, issued by the Company on the Initial Issue Date, together with any EchoStar Convertible Notes issued after the

Initial Issue Date as PIK Notes (as defined in the EchoStar Convertible Notes Indenture) under the EchoStar Convertible Notes Indenture.
“EchoStar Convertible Notes Indenture” means the indenture relating to the EchoStar Convertible Notes.
“EchoStar Exchange Notes” means the 6.75% Senior Spectrum Secured Exchange Notes due 2030, to be issued by the Company on the Initial Issue Date, together with any EchoStar Exchange Notes issued after the Initial Issue Date as PIK Notes (as defined in the EchoStar Exchange Notes Indenture) under the EchoStar Exchange Notes Indenture.
“EchoStar Exchange Notes Indenture” means the indenture relating to the EchoStar Exchange Notes.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Initial Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.
“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.
“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.
“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the Senior Spectrum Secured Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“First Lien Indebtedness” means, the Senior Spectrum Secured Notes, the EchoStar Exchange Notes and the EchoStar Convertible Notes and any Indebtedness incurred pursuant to clause (2) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.
“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement to be entered into on Issue Date among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.
“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.
“First Lien Obligations” means any first priority obligations permitted to be incurred under the Senior Spectrum Secured Notes Indenture in respect of any First Lien Indebtedness.
“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.
“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under the Senior Spectrum Secured Notes Indenture and the Senior Spectrum Secured Notes, and their respective successors and assigns, including the Spectrum Assets Guarantors and the Equity Pledge Guarantors.
“H Block Licenses” means any FCC H Block wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.
“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations, or (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.
“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).
“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by clause (i) under “— Limitation on Transactions with DDBS or HSSC.”
“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the first date on which any Senior Spectrum Secured Notes are issued under the Senior Spectrum Secured Notes Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to “Collateral Appraisal.”
“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.
“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any sale, lease, assignment, transfer, conveyance or other disposition pursuant to clause (1) of the first paragraph of the covenant described under the caption “— Asset Sales,” net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.
“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under the Senior Spectrum Secured Notes Indenture and the Senior Spectrum Secured Notes.
“Notes Obligations” means the Obligations in respect of the Senior Spectrum Secured Notes, the Senior Spectrum Secured Notes Indenture, the Notes Guarantees, the Security Documents and the other Senior Spectrum Secured Notes Documents.
“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for, or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Senior Spectrum Secured Notes Indenture and/or the Security Documents) to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral

Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, which provides, among other things, the cash in such account shall not be invested and need not accrue any interest) receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal” means Charles W. Ergen.
“Rating Agency” or “Rating Agencies” means:
(a)
S&P;

(b)
Moody’s; or

(c)
if S&P or Moody’s or both shall not make a rating of the Senior Spectrum Secured Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date beginning on the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company good-faith judgment, is expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control or abandonment of the applicable Change of Control transaction (which period shall be extended so long as the rating of the Senior Spectrum Secured Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the Senior Spectrum Secured Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or — for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Senior Spectrum Secured Notes; provided that such Rating Agency has confirmed that such decrease of rating is a solely as a result of the Change of Control.
“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.
“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with the second paragraph of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Asset Sales.”
“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. “SEC” means the United States Securities and Exchange Commission.
“Second Lien Indebtedness” means any Indebtedness incurred pursuant to clause (3) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness”

for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.
“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of an exhibit attached to the Senior Spectrum Secured Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under the Senior Spectrum Secured Notes Indenture.
“Second Lien Representative” means an Authorized Representative for the holders of Second Lien Indebtedness.
“Security Agreement” means the security agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.
“Senior Spectrum Secured Notes” means the Senior Spectrum Secured Notes issued under the Senior Spectrum Secured Notes Indenture.
“Senior Spectrum Secured Notes Documents” means the Senior Spectrum Secured Notes Indenture, the Senior Spectrum Secured Notes, the Notes Guarantees and the Security Documents.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Senior Spectrum Secured Notes Indenture.
“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, sale, lease, assignment, transfer, conveyance or other disposition of any Collateral comprising AWS-3 Spectrum pursuant to clause (1) of the first paragraph of the covenant described under the caption “— Asset Sales”, net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.
“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of the Senior Spectrum Secured Notes Indenture and the Security Documents.
“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided however that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.
“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option, update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value,” and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder and subject to the same covenant, undertakings and obligations as if it were a Subsidiary of the Company.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.

PLAN OF DISTRIBUTION
The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Note Purchase Agreement directly with institutional investors who have agreed to purchase the Notes. We will only sell such securities to investors who have entered into the Note Purchase Agreement.
We currently anticipate that the closing of the sale of the Notes is expected to take place on or about May 9, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $150 million, after deducting estimated offering expenses payable by us.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain material U.S. federal income tax consequences with respect to the acquisition, ownership, and disposition of the Additional Senior Spectrum Secured Notes. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation, banks and other financial institutions, dealers or traders in securities or currencies, insurance companies, tax-exempt entities, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates or former long-term U.S. residents, traders in securities that elect to apply a mark-to-market method of accounting, persons that will hold the Additional Senior Spectrum Secured Notes as part of a “straddle,” “conversion transaction,” “constructive sale,” “wash sale,” or other “integrated transaction,” U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, a corporation that accumulated earnings to avoid U.S. federal income tax, persons that own, actually or constructively, more than 10% of EchoStar’s stock (by vote or value), persons subject to the alternative minimum tax, U.S. Holders that hold the Additional Senior Spectrum Secured Notes through non-U.S. brokers or other non-U.S. intermediaries, persons that are accrual method taxpayers that are required to include certain amounts in gross income no later than the date such amounts are included in an applicable financial statement pursuant to section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and S corporations, partnerships and other pass-through entities (or investors in such entities). In addition, this discussion does not address U.S. state or local or non-U.S. tax considerations, any U.S. federal tax considerations other than U.S. federal income taxation (such as estate or gift taxes) or the Medicare tax on certain investment income. This discussion applies only to U.S. Holders and Non-U.S. Holders (each as defined below) that purchase the Additional Senior Spectrum Secured Notes for cash pursuant to this offering at the price set forth in the Note Purchase Agreement and who hold the Additional Senior Spectrum Secured Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the Code and applicable U.S. Treasury Regulations (“Regulations”), rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax considerations that are different from those discussed below. EchoStar has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that a court would not agree with the IRS.
As used herein, “U.S. Holder” means a beneficial owner of the Additional Senior Spectrum Secured Notes that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Regulations to be treated as a United States person.

As used herein, “Non-U.S. Holder” means a beneficial owner of the Additional Senior Spectrum Secured Notes that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder or any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds the Additional Senior Spectrum Secured Notes, the U.S. federal income tax treatment of a partner or beneficial owner in such partnership or other pass-through entity generally will depend upon the status of the partner or beneficial owner and on the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities, and partners and beneficial owners of such partnerships and other pass-through entities that will own the Additional Senior Spectrum Secured Notes, are urged to consult their tax advisors regarding the tax consequences to them of the acquisition, ownership and disposition of the Additional Senior Spectrum Secured Notes.
The following discussion is for general information only and is not tax advice. Accordingly, U.S. Holders and Non-U.S. Holders should consult their tax advisors as to the particular tax consequences to them of the acquisition, ownership, and disposition of the Additional Senior Spectrum Secured Notes, including the applicability and effect of any U.S. federal, state or local, or non-U.S. tax laws and any changes in applicable tax laws.
Qualified Reopening
For U.S. federal income tax purposes, we intend to treat the Additional Senior Spectrum Secured Notes as being issued in a “qualified reopening” of the Existing Senior Spectrum Secured Notes. Provided that the issuance qualifies for such treatment, for U.S. federal income tax purposes, the Additional Senior Spectrum Secured Notes will be considered to have the same “issue date” and “issue price” as the Existing Senior Spectrum Secured Notes and will be fungible with the Existing Senior Spectrum Secured Notes. Upon written request, we will make available to any holder of the Additional Senior Spectrum Secured Notes the issue price and issue date of the Additional Senior Spectrum Secured Notes. The remainder of this discussion assumes that the Additional Senior Spectrum Secured Notes will be treated as having been issued in a “qualified reopening” of the Existing Senior Spectrum Secured Notes for U.S. federal income tax purposes.
Characterization of the Additional Senior Spectrum Secured Notes
Certain debt instruments that provide for one or more contingent payments are subject to Regulations governing contingent payment debt instruments. The possibility that certain payments in excess of stated interest and principal will be made will not cause a debt instrument to be treated as a contingent payment debt instrument under these Regulations if, as of the issue date of the debt instrument, the likelihood that such payments will be made is remote, such payments in the aggregate are considered incidental or certain other exceptions apply. In certain circumstances (see “Description of the Senior Spectrum Secured Notes — Optional Redemption,” “Description of the Senior Spectrum Secured Notes — Special Partial Mandatory Redemption,” and “Description of the Senior Spectrum Secured Notes — Change of Control Offer”), we may be obligated to redeem the Additional Senior Spectrum Secured Notes prior to maturity or to pay amounts on the Additional Senior Spectrum Secured Notes that are in excess of stated interest or principal on the Additional Senior Spectrum Secured Notes. We intend to take the position that the possibility of those payments does not cause the applicable Additional Senior Spectrum Secured Notes to be treated as contingent payment debt instruments. Our determination that the Additional Senior Spectrum Secured Notes are not contingent payment debt instruments is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable Regulations. It is possible that the IRS may take a different position with respect to an Additional Senior Spectrum Secured Note, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on the taxable disposition of such Additional Senior Spectrum Secured Note. In addition, if either the Additional Senior Spectrum Secured Notes or the Existing Senior Spectrum Secured Notes are treated as contingent payment debt instruments, the Additional Senior Spectrum Secured Notes would not be treated as issued in a “qualified reopening” of the Existing Senior Spectrum Secured Notes and accordingly would not be fungible with the Existing Senior Spectrum Secured Notes for U.S. federal income tax purposes. Holders are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Additional Senior Spectrum Secured Notes. The remainder of this discussion assumes that neither the Additional Senior Spectrum Secured Notes nor the Existing Senior Spectrum Secured Notes will be treated as contingent payment debt instruments.
U.S. Holders
The following portion of this discussion applies only to U.S. Holders.

Pre-Issuance Accrued Interest
A portion of the purchase price paid for an Additional Senior Spectrum Secured Note will be attributable to stated interest accrued prior to the issuance of the Additional Senior Spectrum Secured Notes (“pre-issuance accrued interest”). The portion of the first stated interest payment attributable to pre-acquisition accrued interest may be treated as a nontaxable return of a portion of the purchase price of an Additional Senior Spectrum Secured Note rather than as an amount payable on the Additional Senior Spectrum Secured Notes, in which case, such amount should be excluded from income and should reduce a U.S. Holder’s initial tax basis in the Additional Senior Spectrum Secured Note. Holders should consult their own tax advisors regarding the tax treatment of pre-issuance accrued interest.
Stated Interest and Original Issue Discount
Stated interest on the Additional Senior Spectrum Secured Notes (other than pre-issuance accrued interest with respect to any Additional Senior Spectrum Secured Note to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) generally will constitute qualified stated interest. Accordingly, payments of stated interest on the Additional Senior Spectrum Secured Notes (other than pre-issuance accrued interest with respect to any Additional Senior Spectrum Secured Note to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Because the Additional Senior Spectrum Secured Notes are intended to be treated as issued pursuant to a qualified reopening of the Existing Senior Spectrum Secured Notes, the issue date and issue price of the Additional Senior Spectrum Secured Notes will be, for U.S. federal income tax purposes, the same as the issue date and the issue price of the Existing Senior Spectrum Secured Notes. The Existing Senior Spectrum Secured Notes are treated as issued with OID because the stated principal amount of the Existing Senior Spectrum Secured Notes exceeded their issue price by an amount greater than a statutorily defined de minimis amount. Accordingly, the adjusted issue price of the Additional Senior Spectrum Secured Notes are expected to equal the adjusted issue price of the Existing Senior Spectrum Secured Notes at the time the Additional Senior Spectrum Secured Notes are issued.
Subject to the discussion below under “— Bond Premium and Acquisition Premium,” a U.S. Holder generally will be required to include any OID on an Additional Senior Spectrum Secured Note in gross income (as ordinary income) in accordance with a constant yield method based on daily compounding, regardless of its regular method of accounting for U.S. federal income tax purposes. As a result, a U.S. Holder of such Additional Senior Spectrum Secured Note will be required to include OID in income in advance of the receipt of cash attributable to such income. The amount of OID includible in income is the sum of the “daily portions” of OID with respect to such Additional Senior Spectrum Secured Note for each day during the taxable year or portion thereof in which a U.S. Holder holds such Additional Senior Spectrum Secured Note. A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of an Additional Senior Spectrum Secured Note may be of any length and may vary in length over the term of such Additional Senior Spectrum Secured Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the Additional Senior Spectrum Secured Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. The adjusted issue price of an Additional Senior Spectrum Secured Note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period. A U.S. Holder’s tax basis in the Additional Senior Spectrum Secured Note will be increased by the amount of OID included in such U.S. Holder’s income with respect to such Additional Senior Spectrum Secured Note. The rules regarding OID are complex. U.S. Holders should consult their own tax advisors regarding the application of the OID rules to the Additional Senior Spectrum Secured Notes.

Bond Premium and Acquisition Premium
If a U.S. Holder purchases an Additional Senior Spectrum Secured Note for an amount (excluding any portion thereof allocable to pre-issuance accrued interest to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) that exceeds the amount payable on the Additional Senior Spectrum Secured Note (other than payments of qualified stated interest and pre-issuance accrued interest (to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price)), the U.S. Holder will be considered to have purchased such Additional Senior Spectrum Secured Note with “amortizable bond premium” generally equal to such excess. In such case, the U.S. Holder will not be required to accrue any OID with respect to the Additional Senior Spectrum Secured Note. Furthermore, a U.S. Holder generally may elect to amortize the bond premium as an offset to stated interest otherwise required to be included in income, using a constant-yield method, over the remaining term of the Additional Senior Spectrum Secured Note. Because of the optional redemption feature of the Additional Senior Spectrum Secured Notes, however, special rules apply that may reduce, eliminate or defer the amount of the bond premium that may be amortized. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Additional Senior Spectrum Secured Note by the amount of the bond premium used to offset stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. If a U.S. Holder does not make such election, bond premium will be included in its tax basis for purposes of computing the amount of gain or loss recognized on a sale or other taxable disposition of the Additional Senior Spectrum Secured Note.
If a U.S. Holder’s initial tax basis in an Additional Senior Spectrum Secured Note (after taking into account any reduction in basis equal to the pre-issuance accrued interest to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) is greater than its adjusted issue price and less than or equal to the total of all amounts payable on the Additional Senior Spectrum Secured Note after the purchase date other than payments of qualified stated interest and pre-issuance accrued interest to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price (i.e., in this case, generally such Additional Senior Spectrum Secured Note’s stated redemption price at maturity), the U.S. Holder will be considered to have acquired the Additional Senior Spectrum Secured Note with “acquisition premium.” Under the acquisition premium rules, such U.S. Holder generally will be permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s initial tax basis in the Additional Senior Spectrum Secured Note over the Additional Senior Spectrum Secured Note’s adjusted issue price, and the denominator of which is the excess of the stated redemption price at maturity of the Additional Senior Spectrum Secured Note over its adjusted issue price. For this purpose, the stated redemption price at maturity of an Additional Senior Spectrum Secured Note is generally the sum of all amounts payable on the Additional Senior Spectrum Secured Note other than qualified stated interest and pre-issuance accrued interest to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price.
Election to Treat All Interest as Original Issue Discount
A U.S. Holder may elect to include in gross income all interest that accrues on an Additional Senior Spectrum Secured Note using the constant-yield method described above, with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, and unstated interest, as adjusted by any acquisition premium or bond premium, but does not include any pre-issuance accrued interest to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price. This election generally will apply only to the Additional Senior Spectrum Secured Note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult their tax advisers concerning the propriety and consequences of this election.
Sale, Exchange, Retirement or Other Taxable Disposition of Additional Senior Spectrum Secured Notes
Upon the sale, exchange, retirement or other taxable disposition of an Additional Senior Spectrum Secured Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of any cash and the fair market value of all other property received on such disposition of such

Additional Senior Spectrum Secured Note (except to the extent such cash or property is attributable to accrued but unpaid interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder, except for pre-issuance accrued interest (to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) with respect to any Additional Senior Spectrum Secured Note, which will be treated as described under “— Pre-Issuance Accrued Interest” above) and (ii) the U.S. Holder’s adjusted tax basis in such Additional Senior Spectrum Secured Note. A U.S. Holder’s adjusted tax basis in an Additional Senior Spectrum Secured Note generally will be equal to the U.S. Holder’s initial tax basis in such Additional Senior Spectrum Secured Note, increased by the amount of OID (as adjusted for any acquisition premium as discussed above) previously included in income by such U.S. Holder with respect to such Additional Senior Spectrum Secured Note and decreased by the amount of any amortized bond premium applied to reduce interest income, any amounts attributable to pre-issuance accrued interest (to the extent pre-issuance accrued interest is treated as a nontaxable return of purchase price) and any other payments (other than stated interest) previously received by such U.S. Holder on such Additional Senior Spectrum Secured Note.
Any gain or loss recognized by a U.S. Holder upon the sale, exchange, retirement or other taxable disposition of an Additional Senior Spectrum Secured Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for such Additional Senior Spectrum Secured Note exceeds one year. Long-term capital gains of a non-corporate U.S. Holder may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting will apply to payments of interest on (including payments in respect of accrued OID), and proceeds from the sale, exchange, retirement or other disposition of, an Additional Senior Spectrum Secured Note to a U.S. Holder unless the U.S. Holder is an exempt recipient. Any such receipt, payments or proceeds that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder (i) is an exempt recipient and, when required, establishes this exemption, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The following portion of this discussion applies only to Non-U.S. Holders.
For purposes of the following discussion, interest does not include any pre-issuance accrued interest to the extent such amount is treated as a nontaxable return of a portion of the purchase price of an Additional Senior Spectrum Secured Note rather than as an amount payable on the Additional Senior Spectrum Secured Notes, as discussed above under “— U.S. Holders — Pre-Issuance Accrued Interest.” However, the applicable withholding agent may treat any payment of pre-issuance accrued interest in the same manner as interest for U.S. withholding tax purposes. Holders should consult their own tax advisors regarding the tax treatment of pre-issuance accrued interest.
Interest
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” payments of interest and accruals of OID, if any, on the Additional Senior Spectrum Secured Notes to a Non-U.S. Holder will not be subject to U.S. federal tax, including withholding tax, provided that:
•
the Non-U.S. Holder does not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of EchoStar stock entitled to vote;

•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to EchoStar through stock ownership;

•
such Non-U.S. Holder is not a bank whose receipt of such interest is described in Section 881(c)(3)(A) of the Code;

•
either (a) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form), under penalties of perjury, that it is not a U.S. person or (b) the Non-U.S. Holder holds Additional Senior Spectrum Secured Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Regulations; and

•
such interest is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder.

Interest or OID that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless another exemption or a reduced rate is applicable, including if:
•
such tax is eliminated or reduced under an applicable U.S. income tax treaty and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form) establishing such reduction or exemption from withholding tax on interest; or

•
such interest is effectively connected with a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or the appropriate successor form) claiming an exemption from withholding tax on such interest, in which case such interest will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Taxable Disposition of Additional Senior Spectrum Secured Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder of an Additional Senior Spectrum Secured Note will not be subject to U.S. federal income tax on gain recognized on the sale, exchange, retirement or other taxable disposition of such Additional Senior Spectrum Secured Note, unless:
•
such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), in which case such gain will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business”; or

•
in the case of any gain recognized by an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which case such individual non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the individual Non-U.S. Holder’s U.S. source capital gains exceed such individual Non-U.S. Holder’s U.S. source capital losses.

Notwithstanding the foregoing, to the extent any portion of the amount realized by a Non-U.S. Holder on a sale, exchange, retirement, or other taxable disposition of an Additional Senior Spectrum Secured Note is attributable to accrued but unpaid interest, such portion will be treated as described above under “— Interest” with respect to interest payments.
Income Effectively Connected with a U.S. Trade or Business
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and income (including interest) or gain on an Additional Senior Spectrum Secured Note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, the income or gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), the Non-U.S. Holder will generally be subject to tax on such income or gain in the same manner as would apply to a U.S. Holder (see “U.S. Holders” above), subject to an applicable U.S. income tax treaty providing otherwise.

Non-U.S. Holders whose interest or gain from dispositions of Additional Senior Spectrum Secured Notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the acquisition, ownership and disposition of Additional Senior Spectrum Secured Notes, including, with respect to corporate Non-U.S. Holders, the possible imposition of a branch profits tax, currently at a rate of 30% (or such lower rate provided by an applicable U.S. income tax treaty), upon the actual or deemed repatriation of any such effectively connected income or gain.
FATCA Withholding
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of Additional Senior Spectrum Secured Notes will generally be subject to a 30% U.S. withholding tax on payments of stated interest made with respect to the Additional Senior Spectrum Secured Notes, if the Non-U.S. Holder is (i) a “foreign financial institution”(as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” of such entity (if any). Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. If an interest or dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Tax Consequences of Ownership of Additional Senior Spectrum Secured Notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of Additional Senior Spectrum Secured Notes proposed Regulations eliminate FATCA withholding on such payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on those proposed Regulations pending their finalization. Each prospective Non-U.S. Holder of Additional Senior Spectrum Secured Notes should consult its own tax advisor regarding these rules, certification of exemption from FATCA withholding and whether FATCA may be relevant to its acquisition or its ownership and disposition of the Additional Senior Spectrum Secured Notes.
Information Reporting and Backup Withholding
In general, information returns will be filed with the IRS in connection with payments of interest on (including payments in respect of accrued OID), and proceeds from the sale, exchange, redemption, retirement or other disposition of an Additional Senior Spectrum Secured Note held by a Non-U.S. Holder. The IRS may make this information available to the tax authorities in the country in which a Non-U.S. Holder is resident under the provisions of an applicable treaty or agreement with such tax authorities. In addition, a Non-U.S. Holder may be subject to U.S. backup withholding on payments on the Additional Senior Spectrum Secured Notes, or on the proceeds from a sale or other disposition of the Additional Senior Spectrum Secured Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

NOTICES TO CERTAIN NON-U.S. HOLDERS
General
No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the Additional Senior Spectrum Secured Notes or the possession, circulation or distribution of this prospectus supplement or any material relating to us, the Additional Senior Spectrum Secured Notes in any jurisdiction where action for that purpose is required. Accordingly, the Notes offered in this offering may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with this offering may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.
This prospectus supplement does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell the Additional Senior Spectrum Secured Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement comes are required by us to inform themselves about, and to observe, any such restrictions.
The Additional Senior Spectrum Secured Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
This prospectus supplement has been prepared on the basis that any offer of the Additional Senior Spectrum Secured Notes and the consent solicitations in any member state of the EEA (as defined below) will be made pursuant to an exemption under the Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of the Additional Senior Spectrum Secured Notes. This prospectus supplement is not a prospectus supplement for the purposes of the Prospectus Regulation. Neither any offer of the Additional Senior Spectrum Secured Notes nor the consent solicitations contemplated by this prospectus supplement will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any offer of the Additional Senior Spectrum Secured Notes or consent solicitations within the EEA should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the Additional Senior Spectrum Secured Notes or the consent solicitations through any financial intermediary.
The Additional Senior Spectrum Secured Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Additional Senior Spectrum Secured Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Additional Senior Spectrum Secured Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Additional Senior Spectrum Secured Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for any offer of the Additional Senior Spectrum Secured Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom
This prospectus supplement has been prepared on the basis that any offer of the Additional Senior Spectrum Secured Notes and the consent solicitations will be made pursuant to an exemption under the UK Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of the Additional Senior Spectrum Secured Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. Neither any offer of the Additional Senior Spectrum Secured Notes nor consent solicitations contemplated by this prospectus supplement will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any offer of the Additional Senior Spectrum Secured Notes or consent solicitations within the United Kingdom (the “UK”) should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the Additional Senior Spectrum Secured Notes or consent solicitations through any financial intermediary.
The Additional Senior Spectrum Secured Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Additional Senior Spectrum Secured Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Additional Senior Spectrum Secured Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Additional Senior Spectrum Secured Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for any offer of the Additional Senior Spectrum Secured Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
Additional Notice to Prospective Investors in the United Kingdom
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Order, or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the Additional Senior Spectrum Secured Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Additional Senior Spectrum Secured Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Additional Senior Spectrum Secured Notes are not being offered to the public in the UK.
Notice to Prospective Investors in Hong Kong
No Additional Senior Spectrum Secured Notes have been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (a) to “professional investors” as defined in the

Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.
Notice to Prospective Investors in Japan
The Additional Senior Spectrum Secured Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Where the Additional Senior Spectrum Secured Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Additional Senior Spectrum Secured Notes pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, EchoStar has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Additional Senior Spectrum Secured Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Additional Senior Spectrum Secured Notes. The Additional Senior Spectrum Secured Notes may not

be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Additional Senior Spectrum Secured Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the Additional Senior Spectrum Secured Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The Additional Senior Spectrum Secured Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Canada
The Additional Senior Spectrum Secured Notes may be offered in Canada only to investors exchanging, or deemed to be exchanging, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Additional Senior Spectrum Secured Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

LEGAL MATTERS
Certain legal matters with respect to New York law, the validity of the Additional Senior Spectrum Secured Notes under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York. Brownstein Hyatt Farber Schreck, LLP and White & Case LLP, London, United Kingdom, will pass upon certain legal matters related to the Additional Senior Spectrum Secured Notes.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. In addition, we maintain a website that contains information about us at www.echostar.com. The information included on our website is not, and should not be considered, incorporated by reference into this prospectus supplement or otherwise a part of this prospectus supplement.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus supplement is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus supplement. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
The following documents, which have heretofore been filed by EchoStar with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:
•
our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2025, that we incorporate by reference in such Annual Report); and

•
our Quarterly Report on Form 10-Q, to be filed on May 9, 2025.

All documents subsequently filed by EchoStar pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-3 and prior to such time as EchoStar files a post-effective amendment to this Registration Statement on Form S-3, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.
You may obtain any of the documents listed above from the Commission, through the Commission’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus supplement forms a part.

EchoStar Corporation
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees
Subscription Rights
Warrants
Units
EchoStar Corporation (“EchoStar,” “we” or the “Company”), may offer and sell to the public from time to time, either individually or in combination with other securities in one or more series or issuances, an indeterminate amount of Class A common stock, preferred stock, debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof, guarantees of debt securities, warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof, and/or units consisting of two or more of these classes or series of securities. We may also offer Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, Class A common stock, preferred stock or debt securities upon exercise of warrants or subscription rights, or any of the securities listed in this prospectus that comprise units. We refer to the Class A common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities” in this prospectus.
We may offer and sell any combination of the securities in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
The Company’s Class A common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “SATS.” On November 4, 2024, the last reported sale price of our Class A common stock was $24.27 per share.
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS FROM TIME TO TIME BEFORE MAKING AN INVESTMENT DECISION.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 5, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell an indeterminate amount of Class A common stock, par value $0.001 per share (“Class A common stock”), preferred stock, par value $0.001 per share, debt securities, subscription rights, warrants and/or units. More specific terms of any securities that we offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus and any applicable prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “EchoStar,” “we,” “our” and “us” refer, collectively, to EchoStar Corporation, a Nevada corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.
Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

SUMMARY
Our Business
EchoStar Corporation is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. Our Class A common stock is publicly traded on Nasdaq under the symbol “SATS.” Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000.
We currently operate four primary business segments: (1) Pay-TV; (2) Retail Wireless; (3) 5G Network Deployment; and (4) Broadband and Satellite Services. We offer pay-TV services under the DISH® brand and the SLING® brand. We also offer nationwide prepaid and postpaid retail wireless services to subscribers primarily under our Boost Mobile® and Gen Mobile® brands, as well as a competitive portfolio of wireless devices. We are continuing our 5G Network Deployment and commercializing and growing customer traffic on our 5G Network. We are transitioning our Retail Wireless segment to a mobile network operator as our 5G Network has become commercially available and we grow customer traffic on our 5G Network. We also provide broadband services to consumer customers, which include home and small to medium-sized businesses, and satellite, multi-transport technologies and managed network services to enterprise customers, telecommunications providers, aeronautical service providers and government entities, including civilian and defense. In December 2023, our EchoStar XXIV satellite began service, bringing additional broadband capacity across North and South America and is expected to be an integral part of our satellite service business.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and our recently filed Current Reports on Form 8-K, as well as any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, prospects or results of operations could be adversely affected. In that event, the market price of our Class A common stock or other securities could decline, and you could lose part or all of your investment. Please also read the section herein entitled “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of EchoStar set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to EchoStar’s Articles of Incorporation, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K filed with the Commission (as amended from time to time, the “Articles”) and Bylaws, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to the Bylaws incorporated herein by reference and filed as an exhibit to EchoStar’s Current Report on Form 8-K, dated December 29, 2023, each filed with the Commission (as amended from time to time, the “Bylaws” and together with the Articles, the “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the Nevada Revised Statutes (“NRS”).
General
We are authorized to issue the following capital stock:
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4,000,000,000 shares of common stock, par value $0.001 per share, of which 1,600,000,000 shares are designated Class A common stock, 800,000,000 shares are designated Class B common stock, 800,000,000 shares are designated Class C common stock, par value $0.001 per share (“Class C common stock”), and 800,000,000 shares are designated Class D common stock, par value $0.001 per share (“Class D common stock”, and, collectively with the Class A common stock, Class B common stock, and Class C common stock, the “common stock”); and

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20,000,000 shares of preferred stock, par value $0.001 per share.

A summary of the powers, preferences and rights of the shares of each class of common stock and preferred stock is described below.
Our Class A Common Stock
Each holder of Class A common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class A common stock vote together, without regard to class, with the holders of Class B common stock, the holders of Class C common stock and the holders of preferred stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of Class A common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds and, together with the holders of the Class B common stock and the Class C common stock, are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation. The holders of Class A common stock have no redemption, conversion or preemptive rights.
Our Class A common stock is listed on NASDAQ under the symbol “SATS”.
Computershare Trust Company, N.A. serves as the transfer agent and registrar of our Class A common stock.
Our Class B Common Stock
Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class B common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class C common stock and the holders of the preferred stock on all matters submitted to a vote of the stockholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (A) dividends or distributions on Class A common stock payable in Class A common stock or certain other capital stock; and (B) subdivisions, combinations or certain reclassifications of Class A common stock. Each share of

Class B common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class C common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class B common stock will be entitled to receive, upon conversion of such Class B common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class C Common Stock
Each holder of Class C common stock is entitled to one vote for each share of Class C common stock on all matters submitted to a vote of stockholders, except in the event of a change in control, in which case each holder of Class C common stock is entitled to ten votes per share. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class C common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class B common stock and the holders of the preferred stock on all matters submitted to a vote of stockholders. Each share of Class C common stock is convertible, at the option of the holder, into Class A common stock on the same terms as the Class B common stock. Each share of Class C common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class B common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash, out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class C common stock will be entitled to receive, upon conversion of such Class C common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class D Common Stock
Each holder of Class D common stock is not entitled to a vote on any matter. Each share of Class D common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock.
Our Preferred Stock
Our board of directors is authorized to designate one or more series of our preferred stock and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions of the series, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, exchange rights, the number of shares constituting the series and the designation of such series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of each class of common stock.
The provisions authorizing our board of directors to issue preferred stock without stockholder approval and the issuance of such stock could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Law and Limitations on Changes in Control
Nevada Business Combination Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the combination meets all the requirements of the articles of incorporation of the corporation and the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the corporation’s board of directors and, at or after that time, the combination is approved at an annual or special meeting of the corporation’s stockholders, and not by written consent, by the affirmative vote of the holders of stock representing sixty percent of the corporation’s outstanding voting power not beneficially owned by the “interested stockholder”, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an “interested stockholder” after the expiration of four years after the person first became an interested stockholder.
For purposes of these statutes, an “interested stockholder” is any person who is (A) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the Company, or (B) an affiliate or associate of the Company and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the Company. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
The provisions of the NRS relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Control Share Acquisition Statutes
Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (A) one-fifth or more, but less than one-third, (B) one-third or more, but less than a majority or (C) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the ninety days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.
The Nevada control share law, if applicable, could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Directors Duties During a Potential Change in Control
NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This prospectus describes general terms and provisions of the debt securities. We may issue debt securities from time to time together with other securities or separately. The debt securities will be issued under an indenture between us and one or more trustees identified in the applicable prospectus supplement. The executed indenture will be incorporated by reference from a Current Report on Form 8-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Because the following is only a summary of selected provisions to be included in the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the applicable indenture and any supplemental indentures thereto or officer’s certificate or board resolutions related thereto.
The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries (each, a “guarantor”) specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be the unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
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the title;

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any limit upon the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether the debt securities will be secured or unsecured, and if secured, what the collateral will consist of;

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the date or dates on which the principal is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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the date or dates from which interest shall accrue;

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the date or dates on which interest shall be payable;

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the record dates for the determination of holders to whom interest is payable;

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the right, if any, to extend the interest payment periods and the duration of such extension;

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the place or places where the principal of and any interest shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued and consequences of default;

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any right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series;

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the denominations in which the debt securities of the series shall be issuable, if other than denominations of $1,000, or any multiple of that number;

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the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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any provisions granting special rights to holders when a specified event occurs;

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whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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any special tax implications of the debt securities;

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any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

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any guarantor or co-issuers;

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any special interest premium or other premium;

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whether the debt securities are convertible or exchangeable into our Class A common stock or our other equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments of principal and, if applicable, premium and interest, shall be made, if other than U.S. dollars;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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provisions related to unclaimed fund; and

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additional terms not inconsistent with the provisions of the indenture.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York.
Guarantees
The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of us, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than us or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.
If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.
If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof from time to time. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on the information in the applicable prospectus supplement that contradicts any information below. The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the title of the subscription rights;

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the securities for which the subscription rights will be exercisable;

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the exercise price payable for each share of Class A common stock preferred stock or debt security upon the exercise of the subscription rights;

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the number and terms of the subscription rights issuable to each security holder;

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the extent to which the subscription rights will be transferable;

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the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the Commission if we offer subscription rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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any material provisions of the governing unit agreement that differ from those described above; and

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whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the Commission if we offer units.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on NASDAQ or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Class A common stock and preferred stock in respect of which this prospectus is being delivered will be passed upon by Dean A. Manson, Chief Legal Officer and Secretary of EchoStar. As of November 5, 2024, Mr. Manson held 7,332 shares of EchoStar Class A common stock, or less than one percent. Certain legal matters with respect to New York law, the validity of debt securities, subscription rights, warrants and units under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York.
In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, Brownstein Hyatt Farber Schreck, LLP, as to certain legal matters relating to Colorado and Nevada law, and White & Case LLP, London, United Kingdom, as to certain legal matters relating to United Kingdom law, will be passed upon for us.
Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. In addition, we maintain a website that contains information about us at www.echostar.com. The information included on our website is not, and should not be considered, incorporated by reference into this prospectus or otherwise a part of this prospectus.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents, which have heretofore been filed by EchoStar with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2024, that we incorporate by reference in such Annual Report);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

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our Current Reports on Form 8-K filed on January 11, 2024, January 16, 2024, May 3, 2024, September 23, 2024, September 29, 2024, October 11, 2024 and October 29, 2024 (other than portions of those documents deemed to be furnished and not filed); and

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the description of our capital stock, set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2023.

All documents subsequently filed by EchoStar pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-3 and prior to such time as EchoStar files a post-effective amendment to this Registration Statement on Form S-3, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.
You may obtain any of the documents listed above from the Commission, through the Commission’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.